MASTER AGREEMENT FOR SERVICES

between

SPRINT COMMUNICATIONS COMPANY L.P.

and

KITE BROADBAND, LLC

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MASTER AGREEMENT FOR SERVICES

This Master Agreement for Services ("Agreement"), dated as of May ___, 2005 (the "Effective Date"), is between Sprint Communications Company L.P., a Delaware limited partnership ("Sprint") and KiteBroadband, LLC,. a Mississippi Limited Liability Company ("Kite").

PRELIMINARY STATEMENTS

Kite desires to provide to Sprint, and Sprint desires to obtain from Kite, the Services described in this Agreement on the terms and conditions set forth herein.

Sprint and Kite hereby agree to the terms and conditions set forth below:

1. INTRODUCTION.

1.1. Definitions. Capitalized terms not defined below have the meanings set forth in Schedule A (Definitions).

1.2. Kite Status.

1.2.1. Kite will provide the Services to Sprint as an independent contractor. Kite will control and be responsible for all operations conducted by its officers, agents and employees, and except as otherwise expressly provided in this Agreement will not act as a servant, employee, agent, partner, or joint venture of Sprint. Kite, Kite Affiliates and Kite subcontractors will not have any right or authority to incur obligations or bind Sprint to any agreement of any kind in the name or on account of Sprint except as expressly provided in Exhibit 1 (Statement of Work).

1.2.2. This Agreement is entered into by Kite as the principal party, and not as agent for any other Person.

2. TERM OF CONTRACT.

2.1. Commencement Date. Kite will begin delivery of the Services under this Agreement on the Commencement Date.

2.2. Term. The term of this Agreement (the "Term") will begin on the Effective Date and expire on June 30, 2008 ("Expiration Date"), unless extended by mutual agreement of the Parties.

3. SERVICES.

3.1. Scope of Services. Kite will provide the Services, functions and responsibilities expressly described in Exhibit 1 (Statement of Work) and elsewhere in this Agreement (including its exhibits and schedules), as they may be supplemented, enhanced, modified or replaced during the term as mutually agreed to by the Parties (collectively, the "Services").

3.2. Service Delivery; Costs. When any time or date is specified in this Agreement for Kite's performance of the Services, Sprint's rights with respect to the unexcused failure of Kite to perform such Services in accordance with this Agreement, including any rights to give notice of a material breach or termination, in each case in accordance with the terms of this Agreement, will accrue from such specified time

or date. Time is of the essence. Except as otherwise expressly provided herein, all costs to provide the Services will be borne by Kite.

3.3. Service Description.

3.3.1. Provided that Sprint provides the network services necessary for Kite's delivery of Data Services, Kite will provide the Services in a manner consistent with Sprint's standards for providing the Data Services during the twelve (12) months prior to the Closing and as further described in Exhibit 1 (Statement of Work).

3.3.2. Sprint will provide the underlying network services to support the Data Services as required under this Agreement to existing and future customers in a manner consistent with its provision of such services to its customers during the twelve (12) months prior to the Closing.

3.3.3. Sprint and Kite will immediately notify the other Party of any problem that is likely to have a material or adverse impact on the Services and Sprint's or Kite's ability to provide services consistent with the terms of this Agreement or Sprint's current operations, and will include in such notice the action Sprint or Kite has taken or will take to correct the problem. Sprint and Kite will perform and provide to the other party a Root Cause Analysis for any failure of Kite or Sprint to meet customary acceptable service levels where required by this Agreement.

3.3.4. Kite will be responsible for implementing the Services by such date as is mutually acceptable to Sprint and Kite in the Transition Plan as further described in Exhibit 4 and thereafter operating all monitoring, measurement and reporting tools and procedures required to monitor, measure and report its performance under this Agreement , on a report mutually acceptable to Kite and Sprint. The monitoring, measurement and reporting process will be subject to audit by Sprint at its cost and will be the basis for Sprint's management review meetings with Kite.

3.4. Transition Services.

3.4.1. Kite and Sprint will develop a detailed plan for transitioning the Services from Sprint to Kite within fifteen (15) business days of the Effective Date (the "Transition Plan") and included as Exhibit 4. The Transition Plan will set forth the scope of work, specific tasks, functions, timelines, and the respective roles and responsibilities of Kite and Sprint (the "Transition Services"), and any disposition of assets. Kite and Sprint shall each bear their direct general and administrative and other normal operating cost incurred in the transition, provided that Kite shall bear the transportation cost for moving the assets from Sprint facilities to Kite's Sites. Kite will also bear any extraordinary expenses incurred by Sprint subject to prior approval by Kite.

3.4.2. The Sprint employees, the services, functions and responsibilities of whom are likely to be required by Kite in connection with Kite's performance of the Transition Services will be specified in the Transition Plan.

3.4.3. Any specific tasks or activities which will not be completed prior to the Closing will be specifically identified in the Transition Plan. If Kite is solely responsible for the delay of the Closing or fails to complete any Transition Plan tasks by the specified completion date, regardless of whether such specified date is before or after Closing, Sprint will charge Kite at the following rates for any transition-related services performed by Sprint after the mutually

agreed upon date for completion of such task as agreed to in the Transition Plan. The rates are (i) per hour for the first 30 days after the mutually agreed upon date in the Transaction Plan, and (ii) $ per hour for any transition-related services performed thereafter.

3.5. Regulatory Compliance.

3.5.1. Kite will provide, to Sprint's reasonable satisfaction, all support reasonably related to the scope of Services that is required for Sprint to meet in all material respects all of the applicable requirements imposed by global, transnational, federal, state, or local Laws and regulations as the same may be identified from time to time by Sprint to meet any regulatory audit requirements imposed on Sprint.

3.5.2. Each Party will promptly notify the other Party of any material changes in Law of which the Party becomes aware in the ordinary course of the conduct of its business to the extent those changes affect Sprint's use of the Services.

3.5.3. Kite warrants, represents and covenants to Sprint, that it will comply with all applicable Laws (including Laws relating to health and safety, labor, telecommunications, personal information privacy, law enforcement cooperation and environmental protection) to the extent such Laws are applicable to Kite's implementation of this Agreement and performance of the Services. Kite agrees to monitor and comply with any changes in the Laws that will impact the provision of the Services under this Agreement. Without limiting the generality of the foregoing, Kite will:

3.5.3.1. comply with the applicable provisions of the United States Telecommunications Act of 1934, as amended, and the Communications Assistance for Law Enforcement Act.

3.5.3.2. not knowingly use child labor in providing Services; provided that the term "child" will refer to an individual younger than the age of completing compulsory education, and provided further that in no case will any child younger than 14 years of age be employed in providing Services;

3.5.3.3. provide employees with a safe and healthy workplace in compliance with all applicable Laws;

3.5.3.4. only employ individuals whose presence is voluntary and not to use prison labor, or use corporal punishment or other forms of mental or physical coercion as a form of discipline of employees;

3.5.3.5. comply with all applicable wage and hour Laws, including minimum wage, overtime, and maximum hours and utilize fair employment practices as defined in applicable Laws;

3.5.3.6. not discriminate in hiring and employment practices on grounds of race, religion, national origin, political affiliation, age, sex, or disability;

3.5.3.7. comply with all applicable environmental Laws;

3.5.3.8. obtain all licenses, approvals, authorizations and permits required by any Governmental Authority regulating Kite as a provider of services of the nature of the Services as required from time to time and to pay all fees and taxes associated with obtaining and maintaining such licenses, approvals, permits and authorizations throughout the Term;

3.5.3.9. not, directly or indirectly, make, offer or agree to make or offer on behalf of Sprint, any loan, gift, donation or other payment, directly or indirectly, whether in cash or in kind, for the benefit of or at the direction of any candidate, committee, political party, political function or government or government subdivision, or any individual elected, appointed or otherwise designated as an employee or officer thereof, for the purposes of influencing any act or decision of such entity or individual or inducing such entity or individual to do or omit to do anything in order to obtain or retain business or other benefits in violation of the United States Foreign Corrupt Practices Act;

3.5.3.10. not, directly or indirectly, take any action that would cause Sprint or Kite to be in violation of United States anti-boycott Laws under the United States Export Administration Act or the United States Internal Revenue Code, or any regulation thereunder; and

3.5.3.11. once becoming a publicly traded company, comply with all applicable provisions as set forth by the Security and Exchange Commission, as amended from time to time.

3.5.4. Kite will, with Sprint's approval, which will not be unreasonably withheld, conform the Services to any changes in applicable Law.

3.5.5. Export Control and Sanctions Compliance. Kite will not (i) transship, export, re-export, transfer, or otherwise release any commodities, Software, or technology without first obtaining the prior written consent of Sprint and any authorization that may be required under any United States export laws or regulations, including to the Export Administration Act (50 U.S.C. §§ 2401-2420), International Emergency Economic Powers Act (50 U.S.C. § 1701, *et seq.*), Arms Export Control Act (22 U.S.C. §§ 2778-2994), Trading With The Enemy Act (50 U.S.C. app. §§ 1-44), other statutes and Executive Orders of similar import, and any and all regulations promulgated pursuant to such statutes or Executive Orders ("U.S. Export Laws"), or (ii) engage in any activity in violation of U.S. Export Laws.

3.6. Principles of Conduct. Kite, its Affiliates and each subcontractor will comply with provisions of the Code of Conduct, as outlined in Exhibit 5, and as amended from time to time, with respect to its performance of the Services for Sprint.

3.7. Receipt of Services. Kite will provide the Services to Sprint. To the extent Services are characterized in this Agreement as to be provided to Sprint, those references will be deemed to include the

provision of such Services to Sprint Affiliates as designated or requested by Sprint in accordance with this Section.

3.8. Sites. Kite will perform the Services only from the locations set forth in Exhibit 6 (Sites) to this Agreement (the "Sites") or such other location(s) as approved in writing by Sprint, provided that Kite employees or subcontractors are permitted to perform Services from: (a) Data Services Customers' homes, when installation or customer service calls are required; (b) Kite approved sales agents offices, and (c) employees homes, when employees are telecommuting and working from home, under which circumstances Kite agrees to take all commercially reasonable precautions to protect Sprint Customer Data that the employee can access while telecommuting or working from home. The alternate locations to which the Services may be relocated in the event that any of the Site(s) are unavailable for any reason will be locations approved by Sprint (the "Secondary Sites"), the approval for which shall not be unreasonably withheld.

3.9. Trademark License.

3.9.1. Subject to the terms of this Agreement, Sprint hereby grants to Kite a limited, non-exclusive, non-transferable, royalty-free, non-revocable during the term of this Agreement license, with no right to sublicense, to use the Sprint name and diamond logo design trademarks (the "Sprint Marks") in the Territory solely, as those Sprint Marks may change from time to time during the Term, in Sprint's sole discretion, in connection with (1) delivery of the Services pursuant to this Agreement and (2) advertising, promotional and marketing activities related to this Agreement. Kite will adhere to applicable Sprint Logo and Name Use Requirements, attached hereto as Exhibit 7, as the same are updated from time to time during the Term in Sprint's sole discretion. All uses of the Sprint Marks must be pre-approved in writing by Sprint's Contract Manager for this Agreement. Sprint will approve or reject the proposed uses within five (5) business days of receipt, and if Sprint has not responded within such 5 day period, the proposed use shall be deemed accepted. All uses of the Sprint Marks inure to the benefit of Sprint and all trademarks, trade names and other intellectual property rights which are the property of Sprint will remain the property of Sprint.

3.9.2. Kite will use the Sprint Marks only in the Territory. If the use is online, the use will be on sites hosted on servers located within the Territory. No use of the Sprint Marks is permitted outside the Territory.

3.9.3. Kite acknowledges that the Sprint Marks are owned by and are proprietary to Sprint Communications Company L.P. ("SCCLP"), and nothing in this Agreement constitutes the grant of a general license for use of the Sprint Marks. Kite will not challenge the validity or ownership of the Sprint Marks nor will it assist anyone to do so. Kite will not make any application to register the Sprint Marks, nor use any confusingly similar trademark, service mark, trade name or derivation, including, but not limited to, the registration of any domain name including any Sprint Mark. Kite will not use the Sprint Marks to disparage Sprint or any Sprint Affiliate, their respective products or services, or in connection with any products or services that in Sprint's reasonable judgment may diminish or damage the goodwill in Sprint's name or the Sprint Marks. Upon the termination or expiration of this Agreement, all rights of Kite to use the Sprint Marks will automatically expire, and Kite will immediately discontinue use of the Sprint Marks. This Section will survive the termination or expiration of this Agreement.

3.9.4. Kite will promptly notify Sprint of any known or suspected breach of Sprint's proprietary rights relating to the Sprint Marks that comes to its attention. Sprint will be solely responsible for any action taken to protect its intellectual property rights. If any known or

suspected breach of Sprint's proprietary rights relating to the Sprint Marks occurs, Kite will immediately notify:

Vice President-Law, Marketing & Sales Operations
6450 Sprint Parkway
MS: KSOPHN0304-3B121
Overland Park, KS 66251

3.9.5. Kite must include the '®' following the Sprint name and the Sprint logo wherever they are used. If ownership of the Sprint Marks is assigned to any other entity or the name of Sprint is changed, promptly following the notice of such change, Kite will change the name of the owner accordingly.

3.9.6. Kite may not alter the appearance of the Sprint Marks, except that size reduction or enlargement is permitted if adjustments maintain the same proportional scale as shown on Exhibit 7 (Sprint Marks). Kite will not use any logos, slogans, or trademarks of SCCLP except the Sprint Marks specifically identified in this Agreement. Kite will not use the Sprint logo as a feature or design element of any other logo.

3.9.7. Kite may use its brand or logo in conjunction with the provision of the Services under this Agreement upon pre-approval by Sprint in writing but will not use any Kite brand or logo in conjunction with the Sprint Marks. Furthermore, any clothing, apparel, signage, equipment, vehicle or other item displaying the Kite brand or logo or a Sprint Mark visible to the public and used by Kite pursuant to this Agreement will be maintained in a clean, professional, commercially reasonable manner and will not diminish or damage the goodwill in Sprint's name or the Sprint Marks.

3.9.8. Kite agrees that any breach of its obligations set forth in this Section 3.9 and its subsections will cause substantial and irreparable harm and injury to Sprint for which monetary damages alone would be an inadequate remedy, and which damages are difficult to accurately measure. Accordingly, Kite agrees that Sprint may, in addition to any other remedies available, to obtain immediate injunctive relief (without the necessity of posting or filing a bond or other security) to restrain the threatened or actual violation hereof by Kite, its employees or agents, as well as other equitable relief allowed by the federal and state courts. The provisions of this Section shall survive expiration or termination of this Agreement indefinitely (even if termination is due to a default or breach by Kite).

3.10 Adjustments by Sprint. In the event a Data Services Customer contacts Sprint and escalates a complaint to Sprint's internal Executive Services or other customer care organization, such organization will work with Kite Networks to determine whether an appropriate adjustment should be made to the Data Services Customer's account. If the adjustment is caused by an act or omission of Kite or the adjustment is made for the convenience of Kite, then Kite will bear the cost of the adjustment. If the adjustment is caused by an act or omission of Sprint or is made for the convenience of Sprint, then Sprint will bear the cost of the adjustment, as a credit toward the Monthly Service Fees paid to Sprint by Kite. Unless mutually agreed to by the Parties, in no event will the adjustment be greater than one month's service credit. Kite agrees to honor the adjustment made by Sprint and reduce the customer's bill by an amount equal to the adjustment given by Sprint.

3.11 Offering of Competitive Services by Sprint. Kite acknowledges and agrees that Sprint, in its sole discretion, may offer successor or next-generation wireless services using the EBS-BRS spectrum in the Service Areas without Kite's consent. Kite also acknowledges and agrees that any new services offered by

Sprint are not covered by this Agreement and will be managed exclusively by Sprint. Upon Sprint's 90 days' prior written notice to Kite of its intent to begin offering successor services in any given Service Area, the Parties will enter into good faith negotiations to allow Kite to offer such services to the existing Data Services Customers in the affected Service Area(s). If the Parties fail to reach an agreement allowing Kiteto offer the services or otherwise discontinue such negotiations within the 90 day notice period, Kite may either (a) elect to have Sprint pay Kite a mutually agreed upon price for any Data Services Customer who leaves the Data Services and subscribes to Sprint's successor services, but in no case will such amount be less than one-half of the monthly revenue per user multiplied by the number of months remaining in the Term, or (b) terminate this Agreement upon 30 days' written notice to Sprint and accelerate the Data Services Customer purchase option set forth in Sections 17.2.1 and 17.4. In any event, Sprint will not target any marketing of the successor services to any Data Services Customers.

4. SPRINT PERSONNEL.

4.1. No Targeting for Solicitation. During the first twelve (12) months after the Effective Date, neither Party will target for solicitation any employee of the other Party whose job responsibilities with such Party includes supporting the Data Services Customers, except pursuant to the provisions of Section 4.1.2.

4.2. Transferred Employees.

4.2.1. The Sprint employees to whom Kite will make an offer of employment are set forth in Exhibit 8 (Human Resources Provisions) to this Agreement (the "HR Provisions"). The salary and benefits to be offered to the Sprint employees are also set forth in Exhibit 8. Offers of employment to Designated Sprint Personnel will be made in accordance with all applicable employment and labor Laws.

4.2.2. Upon the occurrence of the delivery to Kite by Sprint of a notice of intent to terminate this Agreement for cause or the expiration of this Agreement, Kite will (i) not terminate, reassign or otherwise remove Kite personnel performing on a full time basis customer services from the performance of Services and (ii) to the extent not prohibited by applicable laws or governmental rules or regulations, (a) provide Sprint with the name of each Affected Kite Personnel's position and a description of job responsibilities, (b) provide Sprint full access to such Affected Kite Personnel and (c) allow Sprint to meet with, solicit and hire such Affected Kite Personnel. Kite waives any restrictions that may prevent Affected Kite Personnel from being hired by Sprint or its designees pursuant to this Section. For purposes of this Agreement, "Affected Kite Personnel" means any Kite personnel then performing on a full time basis the Services that are being terminated.

4.3. Other Sprint Personnel Matters. Sprint will bear all responsibility, expense and liability for the reassignment and/or termination of all Sprint employees.

5. FACILITIES; SPRINT OBLIGATIONS.

5.1. General.

5.1.1. Kite will provide the Services at and from the Sites, using such Equipment, office space, desks, storage, furniture, and other office equipment, including computer resources, telephone service, copying, pagers, e-mail connections, desktop Software and general office supplies which may be necessary in connection with Kite's performance of the Services (collectively referred to as "Kite Facilities"). The cost of all Kite Facilities will be incurred by Kite.

5.1.2. Kite will maintain and enforce, at the Sites, safety and physical security procedures that are at least equal to the highest of the following: (i) the Safety and Security Procedures attached to this Agreement as Exhibit 9 (Safety and Security Procedures); or (ii) any higher standard otherwise agreed by Sprint and Kite. Kite will perform the Services within such Sites in restricted areas that are not open to third parties visiting such Sites. While at any Sprint owned or operated Sites, Kite at all times during the Term will comply with the Safety and Security Procedures in effect at the Sprint Sites.

5.1.3. Kite will provide roof-top and storage room rights at the Tucson location to Sprint on a 24x7 basis for maintenance of the point-to-point microwave system housed there. The storage room will be secure and require the adequate appropriate space and conditions for operation. Enough space on the roof will be allowed for the necessary size of the microwave dish. Sprint will be responsible for the point-to-point microwave equipment located in Tucson and will indemnify and hold Kite harmless from any claims arising out of and/or relating to the placement, maintenance, use and operation of the point-to-point microwave equipment. With the exception of the base lease cost, which is borne by Kite, all costs related to this section will be borne by Sprint.

5.2. Kite Use of Sprint Sites. Kite will not use any Sprint owned or operated facilities in connection with the provision of the Services or otherwise without Sprint's prior written consent. In the event that Kite uses any Sprint owned or operated facilities:

5.2.1. Kite will provide the Services at and from the Sprint owned or operated facilities, using such Equipment, office space, desks, storage, furniture, and other office equipment, including computer resources, telephone service, copying, pagers, e-mail connections, desktop Software and general office supplies which may be necessary in connection with Kite's performance of the Services and mutually agreed to by Sprint. Any additional costs arising from Kite's use of the Sprint owned or operated facilities will be borne by Kite. Any other expenses incurred by Kite in performing Services are included in the Charges that Sprint pays to Kite as set forth on Exhibit 2 (Charges).

5.2.2. Kite will, while at Sprint Sites, comply with the Safety and Security Procedures in effect at the Sprint Sites.

5.3. Sprint Obligations.

5.3.1. Network Operations. Sprint will use all reasonable commercial efforts to maintain the network in a manner consistent with its maintenance of the network during the twelve (12) months prior to the Closing. Sprint will retain appropriately trained personnel (*e.g.*, engineers and technicians) to maintain the transmission facilities. Sprint will also use all reasonable commercial efforts to provide 24x7 NOC support and such other network operations support as described in Exhibit 10 (Network Operations Service Description).

5.3.2. Network Services.

5.3.2.1. Sprint commits to: (a)

Sprint may, at its option, adjust the specific downstream channels to accommodate changing spectrum or business needs which adjustments will not interfere with the operations of the Data Services. The Parties will limit Capacity by Sector and by system. In the event that network issues lead to the permanent loss of one of the Service Areas specified in this Agreement, or if Sprint loses the spectrum rights to provide the Data Services to any Service Area, the Parties agree that this Agreement will be terminated with respect to the affected Service Area(s) and the Monthly Services Fees will be reduced by an amount equivalent to the incremental costs to Sprint associated with the provision of the Data Services in the lost Service Area. Kite will be permitted to add the number of customers lost to the Capacity of any other Service Area(s) as mutually agreed upon by the Parties. The Capacity available is as follows:

(a) Subscriber Capacity. Kite will have the ability to replace terminated Data Services Customers ("Churned Customers") and add new Data Services Customers subject to the AUP and the Service Area limits described in Table A below

Table A. Market Network Capacity by Number of Data Services Customers

MARKET	DATA SERVICES CUSTOMERS	MARKET	DATA SERVICES CUSTOMERS
Fresno		Salt Lake City	
Houston		Chicago	
Phoenix SM		Colorado Springs	
Phoenix SB		Denver	
San Jose		Detroit	
San Francisco		Wichita	
Tucson		Oklahoma City	
		Melbourne	

Table B: Sector Guidelines

Upstream Channels*	Maximum Allowable Subscribers	Upstream Channels*	Maximum Allowable Subscribers

* System is configured for Hz channels.

(b) Transport Capacity. Changes in traffic patterns or the addition of Data Services Customers may increase transport needs. Any increase in transport requirements which causes an increase in operating costs to Sprint will be passed on at actual cost to Kite in the Monthly Services Fees. Sprint will provide reasonable advance written notice of any such increases to Kite so long as the transport services provider also gives Sprint advance notice of the increase.

5.3.2.2.

5.3.2.3. In the event that any Capacity issues cause the loss of 10% of the total customer base or three Service Areas, then Kite shall have the right to terminate this Agreement for ·'se as provided for in Section 17.

5.3.3. If improper subscriber installation or other field activities, including out-of-Sector modems, are causing Network problems. Sprint will bill Kite for labor required to correct such problems at a rate of $

5.4. Additional Network Services. Kite may offer other services to the Data Services Customer in addition to the Data Services if such services: (a) are not offered in conjunction with the Sprint Marks; and (b) do not negatively impact network performance or the customer experience.

6. ASSET PURCHASE; LIABILITY ASSUMPTION

6.1. Generally. For the consideration set forth in Section 6.2, at the closing of the transactions contemplated by this Agreement (the "Closing"), Kite will: (i) for a purchase price of "Asset Purchase Price"), purchase from Sprint, and Sprint will sell, transfer, convey, assign and deliver to Kite, all of the assets set forth on Exhibit 11 (Assets and Liabilities) and (ii) assume and become responsible for all of the liabilities set forth on Exhibit 11 (Assets and Liabilities). At the Closing, the Parties will execute and deliver, as appropriate, (A) a Bill of Sale substantially in the form attached hereto as Exhibit 11-A and (B) an Assignment and Assumption Agreement substantially in the forms attached hereto as Exhibit 11-B. The Closing will occur on or before June 30, 2005 (the "Closing Date"). Any other assets required to perform Kite's obligations under this Agreement that are not expressly transferred to Kite pursuant to this Agreement, including but not limited to telecommunication services and warehouse space, are the sole responsibility of Kite.

6.2. Initial Payment. Kite will pay to Sprint the Asset Purchase Price stated in Section 6.1 above and an additional for a total Initial Payment of , within three (3) business days of the Effective Date, Kite will pay to Sprint . and (ii) at the Closing, Kite will pay to Sprint). Except as provided below in Section 6.2 and as provided in Section 17.2, the payment by Kite to Sprint of) on the Effective Date will not be refundable unless the transaction does not close due to acts or omissions of Sprint or the failure of the Parties to agree to transition plan as required by Section 3.4. The Parties anticipate that on April 30, 2005, Sprint will have (the "Targeted Subscriber Count"). Three (3) days before Closing Date, Sprint will provide Kite with Sprint's most recent subscriber count calculation and a subscriber reconciliation. If the actual number of Data Service Customers as reflected in such calculation deviates from the Targeted Subscriber Count, the Parties will

increase or decrease, as applicable, the consideration payable by Kite to Sprint on the Closing Date by an amount equal to $ of variation from the Targeted Subscriber Count.

6.3. Other Economic Terms. Kite will pay any relocation, transportation, and any other costs associated with the transfer of the equipment, software and leases to Kite under this Agreement, and for all billings and charges associated with LEC network Connectivity that are incurred after the Closing Date.

6.3.1. All payments made by Kite to Sprint under this Section 6 will be payable by wire transfer or such other method as designated by Sprint.

6.3.2. The Parties agree to allocate the Initial Payment (and all other capitalizable costs) among the assets set forth on Exhibit 11 (Assets and Liabilities) for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit 11-C (Allocation of Initial Payment).

6.3.3. At Closing, Kite will pay to Sprint all applicable taxes, other than income taxes and payroll taxes, on the taxable portion of the Initial Payment. Prior to Closing or at Closing, Kite may provide to Sprint valid proof, as required or allowed by the applicable taxing jurisdictions, that some or all of the Initial Payment is either exempt from tax or excluded from tax. Sprint will timely remit such taxes that it collects from Kite to the applicable taxing jurisdictions, and will accept such proof of exemption or exclusion from tax provided that it can do so in good faith.

6.4 Sprint's Representations and Warranties. In addition to other representations and warranties contained herein, Sprint represents and warrants as follows:

a) Title to the Assets. Except as otherwise provided herein or in any Exhibit to this Agreement, Sprint is the owner, with good and marketable title, free and clear of all liens and encumbrance, of all of the assets to be sold or assigned to Kite hereunder as set forth in Exhibit 11 (collectively the "Assets"). The contracts and any software licenses or applications (the "Contracts") to be assigned to and assumed by Kite as set forth in Exhibit 11 are in full force and effect and Sprint has not breached or defaulted under any of the terms or conditions of such Contracts nor to the knowledge of Sprint has any other party thereto breached or defaulted under any of the terms or provisions of the Contracts. Except as specifically set forth in Exhibit 11, there is no consent required for the transfer or assignment of any Contract or Asset or payment of any amounts or consideration for the assignment or transfer of any Contract or Asset.

All of the Assets are in good operating condition and repair except for normal wear and tear and are suitable for the purposes used.

b) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sprint or the Assets are subject or (b) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sprint is a party or by which it is bound or to which any of the Assets is subject; no person, other than pursuant to this Agreement, has any right or option to acquire any ownership rights in and to the Assets.

c) Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the best knowledge, information and belief of Sprint, any

investigation by) any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of Sprint, threatened, against or which if adversely decided would have a material adverse effect on the Data Services business or any of the Assets or the ability of Sprint to perform its obligations under this Agreement and Sprint knows of no valid basis for any such action, proceeding or investigation.

d) Encumbrances. There are no liens, encumbrances or claims on or affecting the Assets or restrictions on Seller's ability to legally transfer and convey the same. Upon execution and delivery of the Bill of Sale by Sprint, Kite will hold clear and good title to and ownership of the Assets free and clear of all liens and encumbrances.

e) Taxes. Sprint has paid any and all taxes, license fees, or other charges levied, assessed, or imposed upon the Assets or related to the Data Services business conducted with the Assets and shall pay when due any and all taxes related to the Assets or the Data Services business through the Closing Date.

f) Historical Performance Information. The historical performance information with respect to the average revenue per user ("ARPU") and customer count information and any ancillary information associated with the Data Services business provided by Sprint to Kite is accurate. There has been no material adverse change in the historical performance information since the date the information was last provided to Kite.

7. SPECIAL ASSET TERMS.

7.1. Sprint Customer Data. Sprint Customer Data is the property of Sprint. Kite must return all Sprint Customer Data to Sprint upon the termination or expiration of this Agreement, unless Kite exercises its option to purchase customer base as provided for in this Agreement at which time such data shall become the property of Kite. Kite will use Sprint Customer Data solely in connection with Kite's performance of this Agreement. In the event the Sprint Customer Data becomes Kite property, Sprint will be entitled to retain all Sprint Customer Data for any time periods required by law or regulation. Kite agrees that it will not use Sprint Customer Data for the purposes of offering any services other than the Data Services and the services authorized pursuant to Section 5.4, to the extent permitted by law or regulation, including but not limited to customer proprietary network information (CPNI) laws and rules as stated in the Telecommunications Act of 1996, 47 U.S.C. § 222, and all Federal Communications Commission (FCC) regulations implementing the Act.

7.2. Liens.

7.2.1. In all jurisdictions, Kite will keep all of the Sprint Customer Data and equipment related to the provision of Data Services owned by Data Service Customers, free and clear of, and will promptly release or cause the release of, all liens, lien claims, recorded notices, claims for nonpayment or lis pendens filed of record by Kite or any personnel, agent or subcontractor of Kite.

7.2.2. Should any lien or lien claim described in Section 7.2.1 of this Agreement be so asserted, whether due to nonpayment of the claimant or otherwise, and whether contested or not, and Kite cannot cure or resolve the lien or lien claim to Sprint's satisfaction within thirty (30) days of notice from Sprint, Sprint may, at its sole discretion and without limiting or waiving any rights or remedies of any other interested Person, (i) pay the amount of such lien or lien claim either directly to the claimant or by issuance of joint payment to Kite and the claimant, (ii) retain from payments then due or which thereafter become due to Kite, whether under this Agreement or otherwise, an amount sufficient to discharge the claimed amount and to hold Sprint harmless from any cost, or expense incurred in discharging the claimed amount, loss

or damage incurred in connection with the claim, including reasonable attorneys' fees, and/or (iii) require Kite to obtain and record a properly executed release of lien satisfactory to Sprint. The obligations set forth in this provision will survive the expiration or termination of this Agreement for any reason.

7.3. Required Consents.

7.3.1. Sprint and Kite will determine, which consents are required (any such consent a "Required Consent"), and Kite will be responsible for any transfer fees for obtaining Required Consents. Kite will assist Sprint in obtaining Required Consents as part of the Transition Services.

7.3.2. Kite will determine and adopt, subject to Sprint's prior approval, such alternative approaches as are necessary and sufficient to provide the Services for so long as any Required Consent has not been obtained.

8. PROPRIETARY RIGHTS.

Except as provided in Section 6, each Party will continue to own the Works and associated Intellectual Property Rights that such Party owned prior to the Effective Date, or which such Party develops independently (in the case of Kite, without reference to Sprint Information or other Sprint Confidential Information) during the Term. Furthermore, each Party will own all modifications, enhancements and derivative works of such Works created during the Term.

9. SPRINT – KITE RELATIONSHIP.

9.1. Governance Model.

9.1.1. Kite will appoint a Project Manager immediately after the Effective Date. Kite's Project Manager will have the authority to act for and bind Kite and its subcontractors in connection with all aspects of this Agreement including invoicing activities.

9.1.2. Sprint will appoint a Contract Manager within thirty (30) days after the Effective Date to communicate directly with Kite's Project Manager. Sprint's Contract Manager will be responsible for the ongoing management of this Agreement including invoice processing activities.

9.2. Kite Personnel.

9.2.1. Project Staff must, to the extent permitted by Law, successfully complete a background check and drug screen prior to providing Services under this Agreement. Kite's background check and drug screen process will include (i) criminal history checks, including prior drug convictions (ii) education checks (if degree indicated), (iii) employment checks (last three positions or last five years if with same employer), and (iv) reference checks (if any of items (i) through (iii) cannot be completed).

9.2.2. Kite will immediately remove from the Project Staff any personnel who, to the knowledge of Kite, has been convicted of any felony, has tested positive for any illegal drugs or who has failed to disclose or has willfully misrepresented his or her criminal history, educational background or employment history.

9.2.3. Kite and Kite personnel are independent contractors of Sprint for all purposes and at all times. Kite has the responsibility for, and control over, the means and details of performing the Services. Kite will provide all tools, materials, training, hiring, supervision, work policies and procedures, and will be responsible for compensation, discipline and termination of the Project Staff. Kite is responsible for the payment of wages, salaries, fringe benefits and other compensation to Project Staff, including contributions to any employee benefit, medical or savings plan and for all payroll taxes, including withholding obligations.

9.2.4. Sprint may at any time request replacement of any member of the Project Staff who interfaces with Sprint by giving Kite notice. Upon receipt of the notice, Kite will investigate the factual circumstances surrounding the request and where commercially reasonable, take corrective action, which may include removal of that Project Staff member.

9.2.5. Kite personnel are prohibited from carrying weapons or ammunition onto Sprint's premises or using or carrying weapons while performing the Services or attending Sprint activities. Kite will, and will require all Kite personnel to comply, with any postings or notices located at Sprint's premises regarding safety, security or weapons.

9.2.6. Security access rights to Sprint Sites will be designated by Sprint in accordance with Sprint security guidelines and the Safety and Security Procedures. Kite will abide by all procedures and policies applicable to Sprint premises access rights, including the Safety and Security Procedures. All Kite personnel will receive a security badge from Sprint prior to performing any portion of the Services on Sprint's premises and will be required to wear such badge at all times while on Sprint's premises. Any security breach will be referred to Sprint's Corporate Security. Kite must make Kite personnel available to Sprint for purposes of investigating accidents or incidents as it relates to a Sprint operations, brand, or other applicable obligation arising under this Agreement. Kite reserves the right to have Kite management and/or legal counsel present.

9.3. Reports and Meetings.

9.3.1. Kite and Sprint will provide the other Party with the reports specified in Exhibit 1 (Statement of Work) and Exhibit 2 (Charges) and such other reports as mutually agreed to by Kite and Sprint from time to time (collectively, "Reports").

9.3.2. Not later than sixty (60) days after the Effective Date, Sprint and Kite will establish a schedule of regular management meetings which may include a monthly operational review meeting, all of which may be conducted by phone upon agreement of the Parties.

9.3.3. Kite and Sprint will prepare all Reports in standard Microsoft Office format (or other customary format as may be mutually agreed to by Sprint and Kite from time to time) and will issue electronic copies to the other Party, or other designated contact, no later than 5 days in advance of each monthly operational review meeting.

9.4. Kite Use of Subcontractors.

9.4.1. Kite agrees to engage only professionally qualified and financially responsible subcontractors. Kite is responsible for the performance of all subcontractors, and Kite will monitor and manage such subcontractors. Kite will provide Sprint with 15 days' advance written notice identifying Kite's proposed subcontractor before such subcontractor begins to

provide services to satisfy Kite's obligations under this Agreement. Kite will remain responsible in accordance with this Agreement for the Services performed by subcontractors, and the Service Levels will apply to all Services subcontracted by Kite. Kite will be responsible for all payments to its subcontractors.

9.4.2. Any subcontractor which Kite hires to provide and deliver Services will be required to adhere to the standards, policies and procedures governing delivery of Services then in effect, whether such standards, policies or procedures are Sprint's or Kite's, whichever standard is higher.

9.4.3. Kite will not disclose Sprint Information to a subcontractor until such subcontractor has executed an appropriate nondisclosure agreement approved by Sprint, and then only to the extent necessary for the subcontractor to perform Services.

9.5. Kite Charges.

9.5.1. Sprint will pay Kite the amounts set forth in Exhibit 2 (Charges) for performance of the Services.

9.5.2. Unless otherwise expressly provided in this Agreement, at no time during the Term will Kite or Sprint be entitled to propose revised Charges higher than the Charges set forth in Exhibit 2 (Charges) and section 5.3.2.1.

9.6. Taxes.

9.6.1. The Charges are inclusive of any applicable sales, use, gross receipts, excise, value-added, withholding, personal property, or other taxes. In the event that a sales, use, excise, gross receipts or services tax is assessed on the provision of the Services by Kite to Sprint or on the Charges under this Agreement, however levied or assessed, Kite will bear and be responsible for and pay the amount of any such tax. To the extent that any sales, use, gross receipts, excise, value-added, or services tax is required by Law to be separately identified, Kite will separately identify the tax and assume any and all responsibility for non-compliance, including tax, interest and penalty assessments. Kite will indemnify and hold harmless Sprint for all such taxes and will reimburse Sprint for any taxes paid by Sprint. Kite's obligation to reimburse Sprint for these taxes will begin on the Closing Date. In the event Sprint fails to remit to the appropriate governmental entity the taxes as required in this Section, Sprint will be responsible for any fines and penalties associated with such failure.

9.6.2. The Parties will cooperate to segregate the fees charged by Kite under this Agreement into the following separate payment streams: (i) those for taxable Services; (ii) those for nontaxable Services; (iii) those for which a sales, use, or other similar tax has already been paid; and (iv) those for which Kite functions merely as a paying agent for Sprint in receiving goods, supplies, or services (including leasing and licensing arrangements) that otherwise are nontaxable or have previously been subject to tax. In addition, each of the Parties will reasonably cooperate with the other to more accurately determine a Party's tax liability and to minimize such liability, to the extent legally permissible. Each of the Parties will provide and make available to the other any resale certificates, information regarding out-of-state sales or use of Equipment, materials, or services, and any other exemption certificates or information requested by a Party.

9.6.3. The Parties will each bear sole responsibility for all taxes, assessments and other real property-related levies on its respective owned or leased real property.

10. AUDITING.

10.1. Audit Rights.

10.1.1. Each Party will maintain complete GAAP compliant auditable-records of all financial and non-financial transactions relating to this Agreement. The audited Party will provide to the auditing Party, its internal or external auditors, inspectors, representatives and regulators access at reasonable times to personnel, accounts, documents and records relating to the Services for the purpose of performing audits, examinations and inspections of the audited Party or its subcontractors, if applicable, for any reasonable business purpose, including audits, examinations and inspections, at the auditing Party's expense relating to (i) the accuracy of charges and invoices, (ii) such Party's compliance with applicable Laws, (iii) such Party's compliance with the terms of this Agreement, (iv) if the audited Party is Kite, Kite's controls and compliance with Safety and Security Procedures with respect to its operations, the Kite Facilities, the Sites and the Sprint Information, and (v) the conduct of such Party's operations and procedures. The auditing Party agrees to make reasonable efforts to perform all such audits so as not to interfere with the business operations of the audited Party and as necessary to perform such audits and inspections in a manner to preserve the confidentiality of any other business operations of the audited Party.

10.1.2. If any audit by an auditor designated by the auditing Party, its agent or representative, or an auditor or a Governmental Authority results in the audited Party being notified that it or its agents are not in compliance with any Law, regulation or audit requirement as required under this Agreement, the audited Party will, and will cause its agents, Affiliates and subcontractors to, promptly take all reasonable actions to comply with such Law, regulation or audit requirement. The audited Party will bear the expense of any such response that is (1) required by a Law, regulation or audit requirement specifically required under the Agreement relating to the audited Party's business or (2) necessary due to the audited Party's noncompliance with any Law, regulation or audit requirement specifically required under the Agreement. To the extent the expense is not payable by the audited Party pursuant to the preceding sentence, the auditing Party will bear the expense of any such compliance that is (i) required by any Law, regulation or audit requirement relating to the auditing Party's business or (ii) necessary due to the auditing Party's noncompliance with any Law, regulation or audit requirement specifically required under the Agreement. The audited Party will notify the auditing Party if the audited Party reasonably believes that an agent, representative or auditor designated by the auditing Party to conduct such an audit or inspection is a competitor of the audited Party. The auditing Party will replace any such person determined in good faith to be a competitor of the audited Party.

10.1.3. Sprint's inspection (or lack of inspection) will not be an acceptance of the Services, a waiver of any right or warranty or preclude Sprint from rejecting non-conforming Services.

10.1.4. Kite agrees that Sprint may engage in activities such as physical or electronic audits, inspections and/or visitation of Kite facilities or Sites at which Services are provided in order to monitor compliance with applicable Laws or if Sprint determines that there may be a risk of a violation of the terms of this Agreement. In any event, Sprint reserves the right to make unannounced quality assurance visits to Kite Sites that provide direct interaction with Sprint, including but not limited to customer calls centers and technician ride-alongs. In addition, due to point-to-point microwave equipment located at the Tucson call center, Sprint will require 24 hour immediate access to Sprint's Tucson call center throughout the term of this Agreement.

10.2.Audit Follow-Up. Kite and Sprint will meet to review each audit report promptly after the issuance thereof and to mutually agree upon an appropriate and effective manner in which to respond to the deficiencies identified and changes suggested by the audit report.

10.3.Records Retention. Until the latest of (i) seven (7) years after expiration or termination of this Agreement; (ii) pending matters relating to this Agreement (*e.g.*, disputes) are closed; and (iii) retained records are no longer required to meet any applicable regulatory requirements, each party will maintain and provide access upon request to the records, documents and other information relating to, among other things, the performance of the Services, the fees and charges charged, the employment of Kite personnel (including any Designated Sprint Personnel who accept an offer of employment by Kite), the use and occupancy of the Sites or Kite facilities, the ownership and use of Equipment, Software and the Intellectual Property Rights relating to Kite Works.

10.4.Facilities. The audited party will provide to the auditing party and its agents and representatives and auditors, on the audited party's premises (or, if the audit is being performed of a audited party's agent, the audited party's agent's premises if necessary), space, office furnishings (including lockable cabinets), telephone and facsimile services, utilities and office-related equipment and duplicating services as the auditing party or such auditing party's agents, representatives or auditors may reasonably require to perform the audits described in this Article.

11. SAFEGUARDING OF SPRINT INFORMATION; CONFIDENTIALITY.

11.1.Safeguarding of Sprint Information.

11.1.1. Sprint Information, other than Sprint Customer Data which shall become the property of Kite upon Kite exercising its option to purchase the Data Service Customers, is and will remain the property of Sprint, including all Intellectual Property Rights pertaining to such information. Kite will not possess or assert liens or other rights against, in or to Sprint Information. Kite will at all times comply with the standards of care and procedures set forth in the Protection of Proprietary Information Standards attached to this Agreement as Exhibit 13 (Proprietary Information Standards), as the same may be amended by Sprint from time to time, to safeguard the confidentiality and integrity of the Sprint Information. Kite, its employees and agents will not sell, transfer, assign, lease, dispose of to third parties or otherwise commercially exploit Sprint Information, except after any such information becomes the property of Kite, in any manner whatsoever. Kite will utilize Sprint Information during the Term solely for purposes of rendering the Services under this Agreement, and will not use Sprint Information for the purposes of offering any services that directly or substantially compete with any services offered by Sprint or any Sprint Affiliate at any time during or after the expiration or termination of this Agreement, except for the offering of the Data Services under this Agreement, and except as otherwise provided in Sections 7.1 and 5.4 regarding Sprint Customer Data.

11.1.2. On termination of this Agreement or immediately upon either Party's request, the other Party will (i) return all confidential documents provided to that Party by the other Party, including all originals, copies, reproductions and summaries of such confidential documents, and (ii) destroy all copies of Sprint Information of the other Party in its possession, power or control, which are present on magnetic media, optical disk, volatile memory or other storage device, in a manner that assures the confidential information is rendered unrecoverable provide that Kite may retain all Sprint Customer Data in the event it has exercised its option to purchase the Data Service Customers. Upon completion of those tasks, the Party requested to return the Sprint Information will provide written confirmation to the other Party that the requirements have been complied with.

11.1.3. Kite personnel and subcontractors will not attempt to access, and will not or allow access to, Sprint Information that is not required for the performance of the Services by such personnel and will otherwise require its personnel and subcontractors to comply with the confidentiality provisions of this Agreement. In the event Kite discovers or is notified of a breach or potential breach of security relating to Sprint Information, Kite will promptly under the circumstances notify Sprint and investigate and remediate the effects of such breach or potential breach and provide Sprint with assurances that such breach or potential breach will not recur.

11.2. Confidentiality.

11.2.1. Without limiting the provisions of Section 11.1 above, except as otherwise provided in this Agreement, each Party agrees to hold all Confidential Information of whatever form or nature it learns or obtains about the other Party, which will include information related to the discussions of any contemplated transaction, in confidence, to protect such information from unauthorized disclosure at least as well as they protect their own most sensitive information (but not less than a reasonable degree of care), not to use such information about the other except in connection with the proposed or actual use or performance of Services, and not to disclose such information about the other to third parties who do not have a bona fide need to know, and then only to third parties who know of the covenant to hold the information in confidence and are similarly bound by written instrument to abide by it.

11.2.2. The Parties agree that, prior to the termination of employees or others who have been given access by that Party to the other Party's Confidential Information, the Parties will ensure that those employees or others are informed of their continuing obligation to protect the other Party's Confidential Information from unauthorized disclosure, and will obtain their written agreement to do so, and that these confidentiality provisions will survive termination of other provisions of this Agreement or other relationship between the Parties.

11.2.3. A Party's obligations of confidentiality and non-use hereunder do not apply to information which the Party can show (i) was in the public domain at the time of disclosure or subsequently became available to the public from sources other than the other Party; (ii) was rightfully in that Party's possession prior to the Effective Date and was not acquired directly or indirectly from the other Party; (iii) was disclosed to that Party by a third party with no obligation of confidentiality to any Person with respect to such information; (iv) is required to be disclosed by an official process, order, or like demand, provided that the other Party was given adequate prior notice of the official process, order, or demand to enable that other Party with reasonable opportunity to oppose the same; (v) was independently developed by that Party without reference to the Confidential Information of the other Party; or (vi) was permitted by the other Party to be so disclosed or used in a writing signed by a properly authorized official of the other Party.

11.2.4. Kite agrees that if Kite performs services for any Person the products and services of which include local, long distance or wireless voice or data communications equipment or services at any time during the period that the confidentiality provisions of this Agreement are applicable, Kite will (i) partition into password protected secure files that provide a record of access, and take such other steps as necessary, to prevent access to materials, including the Sprint Information and related data and documents, related to Sprint, the Sprint Affiliates or the Services, by any Person not involved directly with Kite's performance under this Agreement; (ii) ensure that information pertaining to Sprint will not appear in any of Kite's internal practice-related materials; and (iii) ensure that the provisions regarding confidentiality of

this Agreement described above are followed as to employees and third parties who are involved in Kite's performance under this Agreement.

11.2.5. Kite will require all Kite personnel and subcontractors to comply with the applicable terms of this Agreement.

11.2.6. Each of Sprint and Kite agrees that the Parties are permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that relate to such structure and tax aspects. In this regard, each of Sprint and Kite acknowledges and agrees that any disclosure of the structure or tax aspects of the transactions contemplated by this Agreement is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). The foregoing provisions of this Section are intended solely to comply with the presumption set forth in Treasury Regulation 1.6011-4T(ii)(3)(iv) and are not intended to permit the disclosure of any Confidential Information to the extent such disclosure is not required in order to avoid the transactions contemplated by this Agreement being treated as "reportable transactions" within the meaning of Treasury Regulation 1.6011-4T(ii).

12. REPRESENTATIONS, WARRANTIES AND COVENANTS.

12.1. Work Standards. Kite represents, warrants and covenants that:

12.1.1. the Services will be rendered with promptness and diligence and will be executed in a workmanlike manner, in accordance with industry practices and professional standards for operations performing services similar to the Services; and Kite will use an adequate number of qualified individuals with suitable training, education, experience and skill to perform the Services in accordance with the terms of this Agreement;

12.1.2. Kite will perform all of Kite's responsibilities set forth in this Agreement; and

12.1.3. the Services will be as Kite represents in writing to Sprint they will, and will conform to all samples or models supplied, and demonstrations Kite gave or made, to Sprint regarding the Services.

12.2. Maintenance. Kite represents, warrants and covenants that it will maintain all Operating Systems, databases and servers to the extent that Kite has maintenance responsibility pursuant to the terms of this Agreement or the Statements of Work for such assets so that they operate in a manner sufficient for provision of the Services in accordance with commercially reasonable efforts, including (i) maintaining Equipment in good operating condition, subject to normal wear and tear, (ii) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable equipment manufacturer's recommendations, and (iii) performing Operating System patches and service pack updates as recommended by the appropriate vendor, provided that notwithstanding the foregoing, Kite shall not be required to do maintenance at a higher standard than provided by Sprint in the twelve month period preceding the Closing Date.

12.3. Works, Non-Infringement and Confidential Information. Kite represents, warrants and covenants that it is and during the Term will be either the owner of, or authorized to use for its own and the Sprint's benefit all Kite Works used and to be used in connection with the Services. Kite covenants that none of the Services, Kite Works and any enhancements or modifications thereto performed by Kite or its

subcontractors or any other resources or items provided to Sprint by Kite will infringe upon or misappropriate the proprietary rights of any third party. Kite represents and warrants that it has not disclosed any Confidential Information of Sprint.

12.4.Compliance with Laws and Regulations. Each Party represents, warrants and covenants that:

12.4.1. It is, and will continue to be, in compliance with all Laws applicable to it and that it has obtained, or will obtain prior to the Closing Date, and will maintain, all permits and licenses required in connection with its obligations under this Agreement; and

12.4.2. It will perform its obligations under this Agreement in a manner that complies in all material respects with all applicable Laws. If either Party becomes aware of its own non-compliance or allegations of non-compliance with such Laws, such Party will promptly notify the other Party and provide the other Party a written plan to address and correct such non-compliance or allegation of non-compliance.

12.5.Absence of Litigation. Kite and Sprint represent and warrant that as of the Effective Date there is no claim, litigation, proceeding, arbitration, investigation or material controversy pending to which Kite or Sprint or any of its Affiliates, agents, or representatives is a party, relating to the Services, or which would have a material adverse effect on Kite's or Sprint's ability to enter into this Agreement or Kite's or Sprint's ability to perform its obligations hereunder and, to the best of Kite's or Sprint's knowledge, no such claim, litigation, proceeding, arbitration, investigation or material controversy has been threatened or is contemplated. Kite or Sprint will promptly provide notice to the other party of any such claim, litigation, proceeding, arbitration, investigation or material controversy that arises during the Term.

12.6.Authorization; No Conflict; Binding Effect.

12.6.1. Each of Sprint and Kite represent and warrant to the other that (i) it has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and (ii) the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, have been duly authorized by all requisite corporate action on the part of each Party.

12.6.2. Each of Sprint and Kite represent and warrant to the other that this Agreement constitutes its respective legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar Laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

12.6.3. Each of Sprint and Kite represent and warrant to the other that its execution, delivery and performance of this Agreement will not constitute (i) a violation of any judgment, order, or decree; (ii) a material default under any material contract by which it or any of its material assets are bound; or (iii) an event that would, with notice or lapse of time, or both, constitute such a default.

12.6.4. Kite represents and warrants that it is, or will be prior to the Closing Date, duly licensed, authorized, or qualified to do business, and is or will be prior to the Closing Date in good standing in every jurisdiction in which a license, authorization, or qualification is required for the ownership or leasing of its assets or the transaction of business of the character

transacted by it, except where the failure to be so licensed, authorized, or qualified would not have a material adverse effect on Kite's ability to fulfill its obligations under this Agreement.

12.7.Inducements. Kite and Sprint represents and warrants under this Agreement that neither Party has violated any applicable Laws, or any Sprint policies (including the Code of Conduct) of which Kite has been given notice, regarding the offering of unlawful inducements in connection with this Agreement.

12.8.Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES WITH RESPECT TO THE SERVICES AND EACH EXPLICITLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.

13. INSURANCE AND RISK OF LOSS.

13.1.Insurance. Kite will maintain policies of insurance for equipment, liability and loss of business, and other risks related to providing the Services covered by this Agreement specified in the Insurance Coverage Requirements set forth in Exhibit 14 (Insurance Coverage Requirements) to this Agreement.

13.2.Risk of Loss. Each Party is responsible for the risk of loss of, and damage to, any Equipment, Software, facilities and other assets and property in its possession or under its control. For purposes of this Agreement, the point to point microwave equipment located at the Tucson Call Center shall be deemed to be in the possession and under the control of Sprint.

14. INDEMNITIES.

14.1.Indemnities by Kite. Kite will indemnify, defend and hold harmless the Sprint, and their respective officers, directors, employees, agents, Affiliates, successors, and assigns, from and against any Damages suffered, incurred or sustained by the foregoing parties or to which any of them become subject, resulting from, arising out of relating to:

14.1.1. claims by Data Services Customers arising out of Kite's acts or omissions in its provision of Services under this Agreement;

14.1.2. any third-party claim arising out of or related to Kite's duties or obligations accruing before or after the Effective Date under an agreement between Kite or its agent or representative and a third party;

14.1.3. the inaccuracy or untruthfulness of any representation contained in this Agreement;

14.1.4. any employment-related claims related to (i) any claim by any Kite personnel other than the Designated Sprint Personnel; (ii) any claim by any Designated Sprint Personnel who accept an offer of employment from Kite with respect to events or actions from and after the date such Designated Sprint Personnel ceases to be an employee of Sprint excluding any termination/severance benefits to which such Designated Sprint Personnel may be due which shall be the sole responsibility of Sprint;

14.1.5. any third-party claims arising out of or related to occurrences Kite is required to insure against under this Agreement;

14.1.6. subject to Section 14.4, any third-party claim of infringement of the Intellectual Property Rights of such third party, alleged to have occurred in connection with the Services, systems, Software or other resources provided by Kite to Sprint, or based upon performance of the Services by Kite;

14.1.7. third-party claims that do not arise out of a relationship with or actions of Sprint but arise from a relationship with or actions of Kite; and

14.1.8. any claims related to the Assets, Liabilities, the Data Services business or any of the Data Services Customers which arise out any actions that occur after the Closing Date.

14.2.Indemnities by Sprint. Sprint will indemnify, defend and hold harmless Kite and its officers, directors, employees, agents, successors, and assigns from and against any Damages suffered, incurred or sustained by the foregoing parties or to which any of them become subject, resulting from, arising out of relating to:

14.2.1. any third-party claim arising out of or related to Sprint's duties or obligations accruing before or after the Closing Date under an agreement between Sprint or its agent or representative and a third party:

14.2.2. the inaccuracy or untruthfulness of any representation contained in this Agreement;

14.2.3. any employment-related claims, other than employment-related claims that are related to (i) any Designated Sprint Personnel who accept an offer of employment from Kite with respect to events or actions from and after the date such Designated Sprint Personnel ceases to be an employee of Sprint provided, that Sprint shall be responsible for any termination/severance benefits due to any such Designated Sprint Personnel whether or not they accept employment with Kite; (ii) Kite's offer of employment to the Designated Sprint Personnel and (iii) Kite's transfer of or transfer of benefits for, any Designated Sprint Personnel who accept an offer of employment from Kite;

14.2.4. any third-party claims arising out of or related to occurrences Sprint is required to insure against under this Agreement;

14.2.5. subject to Section 14.4, any third-party claim of infringement of the Intellectual Property Rights of such third party, alleged to have occurred in connection with the Services, systems, Software or other resources provided by Sprint to Kite, or based upon performance of the Services by Sprint; and

14.2.6. any claims related to the Assets, Liabilities, the Data Services business or any of the Data Services Customers which occurred at or prior to the Closing Date.

14.2.7. third party claims that do not arise out of a relationship with or actions of Kite but arise out of a relationship or actions of Sprint.

14.3.Additional Indemnities. Each Party will indemnify, defend and hold harmless the other, and the other's respective Affiliates, officers, directors, employees, agents, successors, and assigns, against (i) the death or bodily injury of any individual caused by the tortious conduct of the indemnitor; (ii) the damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor; (iii)

any third-party claim arising out of or related to the indemnitor's breach of its confidentiality obligations under this Agreement; and (iv) any failure to pay taxes owed by such Party when due.

14.4. Indemnity Procedures.

14.4.1. Promptly, upon becoming aware of any matter which is subject to the provisions of Section 14 (a "Claim"), the Party seeking indemnification (the "Indemnified Party") must give notice of the Claim to the other Party (the "Indemnifying Party"), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

14.4.2. The Indemnifying Party will, at its option, settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party's prior consent. The Parties will cooperate in the settlement or defense and give each other full access to all relevant information.

14.4.3. If the Indemnifying Party fails to proceed in good faith with the prompt resolution of the Claim, the Indemnified Party, with prior notice to the Indemnifying Party and without waiving any rights to indemnification, including reimbursement of reasonable attorneys' fees and legal costs, may defend or settle the Claim without the prior consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

14.4.4. Neither the Indemnifying Party nor the Indemnified Party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim): (i) if the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and information to defend or settle the Claim; and (ii) if, and only to the extent that, such failure materially prejudices the Indemnifying Party's ability to satisfactorily defend or settle the Claim.

14.4.5. Each Party's indemnification obligations above will also cover the Indemnified Party's internal costs and expenses, and reasonable out of pocket expenses for fees and expenses of experts, attorneys, accountants and other advisers, and for goods or services, incurred (i) as a result of the claim or matter that is indemnified under this Section, or (ii) as a result of the necessary compliance by the Indemnified Party with legal obligations occasioned by a claim, allegation, investigation or other proceeding conducted by a third party against the Indemnifying Party, such as, without limitation, the production of documents or providing testimony.

15. LIABILITY.

15.1. General. Subject to the liability limitations set forth below, it is the intent of the Parties that each Party will be liable to the other Party for any Damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations under this Agreement.

15.2. Liability Limitations.

15.2.1. Neither Party will be liable to the other Party whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) for any indirect, special,

consequential, exemplary or punitive damages arising out of this Agreement, even if such Party has been advised of the possibility of such damages in advance.

15.2.2. The limitations and exclusions set forth in Section 15.2.1 will not apply with respect to: (i) damages occasioned by the fraud, willful misconduct or gross negligence of a Party; (ii) indemnification claims arising pursuant to Section 14; (iii) property damages and damages for personal injury, including death, slander or defamation; (iv) amounts due for Services that have been performed in accordance with this Agreement; (v) claims for unpaid taxes as to which any Party has the obligation to pay or to indemnify the other Party under this Agreement; (vi) damages occasioned by the willful abandonment of all or substantially all of a Party's obligations under this Agreement; and (vii) damages to a Party for the other Party's violation of Law, breach of confidentiality obligations specified in this Agreement or misuse of the other Party's Intellectual Property Rights.

15.2.3. Each Party will have a duty to mitigate damages for which the other Party is responsible.

16. DISPUTE RESOLUTION.

16.1. Dispute Resolution Process.

16.1.1. The Parties will attempt to resolve in good faith any Dispute which arises in connection with this Agreement by negotiation. As used herein, "Dispute" shall include any claim or controversy arising out of this Agreement or the breach, termination or validity thereof involving either of the Parties. In the event that the Dispute is not resolved by negotiation, either Party may initiate mediation by serving a written demand in person or by certified mail and also serving a copy of the demand and of this Agreement on the administrator at the nearest or most convenient office of Judicial Arbitration and Mediation Services, Inc. ("JAMS").

16.1.2. The Parties may select any mutually agreeable member from the panel of retired Judges at JAMS. Sprint and Kite will each pay one-half of the costs and expenses of such mediation, and each will separately pay its respective counsel fees and expenses. The mediation process will continue until the case is resolved or until such time as the mediator makes a finding that there is no possibility of resolution.

16.1.3. Kite and Sprint will continue performing its respective obligations under this Agreement while any dispute is being resolved regardless of the cause of that dispute, including the submission of payments from Sprint to Kite as provided in Exhibit 2.

16.1.4. Nothing in this Agreement will be construed as granting Kite or Sprint the benefit of interest, penalties, forfeitures, electronic self-help, or defaults arising out of Sprint's actions or failures to act under this Agreement (e.g., failure to make timely payment of money, give notice, refuse acceptance, or otherwise).

16.2. Governing Law.

16.2.1. This Agreement and performance under it will be exclusively governed by the Laws of the State of New York without regard to its conflict of law provisions other than Section 5-1401 of the New York General Obligations Law, and the Parties hereby irrevocable consent to the exclusive jurisdiction of the state or federal district courts located in Johnson County, Kansas over any legal action concerning or relating to this Agreement. The Parties agree

that, to the extent permitted by law, the provisions of the Uniform Computer Information Transactions Act, the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, the U.N. Convention on Contracts for the International Sale of Goods, and any state statute related to electronic contracts, electronic signatures, or electronic records will not apply to this Agreement.

16.2.2. EACH PARTY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY COURT ACTION ARISING AMONG THE PARTIES, WHETHER UNDER THIS AGREEMENT OR OTHERWISE RELATED TO THIS AGREEMENT, AND WHETHER MADE BY CLAIM, COUNTERCLAIM, THIRD-PARTY CLAIM OR OTHERWISE. The agreement of each Party to waive its right to a jury trial is binding on its successors and assignees. If for any reason the jury waiver is held to be unenforceable, the Parties agree to submit to binding arbitration for any dispute arising out of this Agreement or any claim arising under any federal, state or local Laws, under the applicable commercial rules of the American Arbitration Association and 9 U.S.C. § 1, et. seq. Any arbitration will be held in the Kansas City, Missouri metropolitan area and be subject to the governing law provision set forth in Section 16.2.1. Discovery in any such arbitration proceeding will be governed by the local rules applicable in the United States District Court for the Southern District of New York. In the event of arbitration, the Parties will retain their right to seek injunctive relief through judicial process.

16.3. Attorneys' Fees.

16.3.1. If a Party files a pleading with a court seeking immediate injunctive relief and such pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief will pay all reasonable costs and attorneys' fees of the Party successfully challenging the pleading.

16.3.2. The prevailing Party in any formal dispute is entitled to reasonable attorneys' fees and costs, including reasonable expert fees and costs. If the prevailing Party rejected a written settlement offer that exceeds its recovery, the offering Party is entitled to its reasonable attorneys' fees and costs.

16.4. Remedies. All rights and remedies of the Parties, under this Agreement, at law or in equity, are cumulative and may be exercised concurrently or separately. Nothing in this Agreement will prevent either Party from pursuing non-monetary equitable remedies in a court of law at any time. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.

16.5. Interpretation.

16.5.1. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such holding will not affect any other provision hereof, and this Agreement will be construed as if the invalidated or unenforceable provision had not been contained therein, and in a manner to fulfill the original intent of the Parties, insofar as possible. Misspellings and omissions of one or more words in this Agreement will not invalidate this Agreement or the portion in which they may be found, but will be construed as corrected or inserted so as to reflect the intent of the Parties.

16.5.2. The official language of this Agreement is English, with weights and measures stated as appropriate for the United States, and all communications between the Parties will be made in the English language. Each Party represents that is has had the opportunity to participate in the preparation of this Agreement and, therefore, each Party agrees that the rule of

construction that ambiguities are to be resolved against the drafting Party will notapply to this Agreement.

16.5.3. The Parties agree to treat documents sent via electronic mail ("email") in portable document or comparable format and telephonic facsimile ("fax") as writings and as original documents for all purposes under this Agreement, provided that either Party may, by notice delivered prior to delivery by the other Party of an email or fax document intended to be treated as an original document pursuant to this provision, require the other to provide a manually executed or authenticated original or duplicate of any document so sent within any reasonable period of time, and if such original or duplicate is not provided within that time, then to treat the document as not having been received initially until the manually executed or authenticated original or duplicate is delivered.

16.5.4. The exhibits and schedules to this Agreement are hereby incorporated into and deemed part of this Agreement and all references to this Agreement will include the exhibits and schedules to this Agreement.

16.5.5. References to any Law mean references to such Law in changed or supplemented form or to a newly adopted Law replacing a previous Law.

16.5.6. References to and mentions of the word "including" or the phrase "e.g." will mean "including, without limitation."

16.5.7. The Section headings, table of contents, and table of exhibits are for reference and convenience only and are not to be considered in the interpretation of this Agreement.

17. TERMINATION.

17.1. Termination for Cause.

17.1.1. Sprint may terminate this Agreement only for cause as follows, if (i) except as provided in subsection (ii) below, Kite breaches in any material respect any of its material duties or obligations under this Agreement and fails to cure such breach or such breach is not capable of being cured within 60 days after written notice; (ii) Kite breaches any obligations with respect to its use of Sprint's Marks as provided in Section 3.9 and its subsections, and such use by Kite is not ceased immediately upon written notice from Sprint; (iii) Kite fails to provide customer service and/or installations as required under this Agreement and Kite fails to begin commercially reasonable efforts to cure within (5) days after written notice to Kite; (iv) Kite breaches any of its duties or obligations under this Agreement that relate to compliance with any Laws, which results in the imposition on Kite or Sprint by any Governmental Authority of criminal or civil penalties, disqualification of Kite or Sprint from any governmental program or termination or suspension of any contractual arrangement between Kite or Sprint and any Governmental Authority; (v) Kite commits numerous breaches of its duties or obligations under this Agreement that remain uncured and, in the aggregate, rise to a level of a material breach; or (vi) Kite files a petition in bankruptcy, has an involuntary petition in bankruptcy filed against it which is not dismissed within ninety (90) days, makes a general assignment for the benefit of creditors, has a receiver appointed for its assets which receiver is not dismissed within sixty (60) days or has any significant portion of its assets attached which are not released within 30 days. At Sprint's discretion, Sprint may extend any cure period specified herein upon Kite's reasonable

explanation of why the cure efforts cannot start or a cure cannot be completed within the timeframes specified herein.

17.1.2. Kite may terminate this Agreement if and only if: (i) Sprint breaches its duty under this Agreement to pay Kite as provided in Exhibit 2, and fails to cure such breach within 10 business days after the date such payment is due; ii) in the event of a network outage not caused by a Force Majeure Event (a "Sprint-Controlled Network Outage"), Sprint fails to begin commercially reasonable efforts within 4 hours notice to Sprint and Sprint fails to cure within an additional 8 hours; (iii) more than (a) three (3) Service Areas, or (b) 10% of the total Data Services Subscribers, are out of service due to a Sprint-Controlled Network Outage, and Sprint fails to cure the outage within 10 days; (iv) more than 10% of the total Data Services Subscribers terminate their service with reason for termination given as relating to one or more Sprint-Controlled Network Outage that occur within a period of 10 consecutive calendar days; or (v) Sprint files a petition in bankruptcy, has an involuntary petition in bankruptcy filed against it which is not dismissed within ninety (90) days, makes a general assignment for the benefit of creditors, has a receiver appointed for its assets which has not been dismissed within 60 days, or has any significant portion of its assets attached which are not released within 30 days. For the purposes of this Section, "reasonable efforts to cure" include remote diagnosis and repair via on-line access tools. At Kite's discretion, Kite may extend any cure period specified herein upon Sprint's reasonable explanation of why the cure efforts cannot start or a cure cannot be completed within the timeframes specified herein.

17.2. Liability and Rights Upon Termination.

17.2.1. Termination by Kite For Cause. If this Agreement is terminated by Kite for cause or by Sprint without cause, Kite will have the right to purchase the Data Service Customers as provided in Section 17.4 and Sprint will reimburse Kite an amount up to the prorata amount of ı Initial Payment as of the termination date minus the total asset valuation set forth in Exhibit 11. The prorata amount will be determined by: (1) subtracting the of the assets transferred to Kite pursuant to this Agreement from Initial Payment, for a total of $ ı; (2) dividing that amount by the number of months in the term of this Agreement (36); and (3) multiplying that amount by the number of months remaining in the term after the termination date. For example, if Kite terminates the Agreement in the 13th month of the Term, then Sprint's repayment obligation will be 23/36 of . In addition, if the termination occurs on or prior to the second anniversary date of the Closing Date, then Sprint agrees to pay Kite an additional Kite may also pursue any and all rights and remedies it otherwise has at law or equity against Sprint for direct damages arising out of such cause or wrongful termination of this Agreement by Sprint.

17.2.2. Termination by Sprint for Cause Other Than Kite's Failure to Pay Monthly Service Fees. If Sprint exercises its Termination rights under Section 17.1.1 of this Agreement for any cause other than the failure to pay the Monthly Service Fees as specified in Exhibit 2, as it may be amended by the Parties from time to time, Kite will have the right to purchase the Data Service Customers as provided in Section 17.4, except that in addition to the amounts paid under Section 17.4, Kite will pay Sprint one of the following amounts to acquire the customers, whichever is applicable: (a) if the termination occurs within one year after the Closing Date, (b) if the termination occurs after the first anniversary but before the second anniversary of the Closing Date, ɔr (c) if the termination occurs after the second anniversary but before the expiration of this Agreement,

17.2.2.1. In the event Kite elects to purchase the customers under Section 17.2.2 above, and if Kite is current on its payment of the Monthly Services Fees, Sprint will continue to provide network services in accordance with this Agreement for the remaining months of the Term of this Agreement. After a purchase of the customers by Kite and not less than 180 days before the end of the Term, the Parties will begin to transition the customers to a network designated by Kite.

17.2.3. Termination by Sprint for Kite's Failure to Pay Monthly Service Fees. If Sprint exercises its Termination rights under Section 17.1.1 of this Agreement for Kite's failure to pay the Monthly Service Fees as specified in Exhibit 2, as that Exhibit may be amended by the Parties from time to time, then Section 17.2.2 will apply except that Sprint will have the right to cease providing all network services immediately upon the Termination date.

17.2.4. In addition upon termination by Sprint of this Agreement or any portion of the Services for cause, Sprint will be liable for the payment for any Charges accrued through the effective date of the termination.

17.3.Termination/Expiration Assistance. Unless Kite exercises its option to purchase the Data Service Customers as provided in Section 17.4, upon termination of this Agreement, Kite will cooperate with Sprint in: (1) transferring the performance of the terminated Services to Sprint or any third party designated by Sprint; or (2) terminating the Data Services being provided to such customers. Kite will continue to provide Services for 90 days to effect the transfer or termination of the Data Services, and Sprint will reimburse Kite for its costs to continue providing the Services during the 90 day period. Kite will make available to Sprint or such third party all Sprint Information and Sprint Customer Data Kite possesses that is relevant to the terminated Services.

17.4.Data Services Customer Purchase Option.

17.4.1. If Kite is current on its Monthly Services Fee payments to Sprint, then Kite, at its option, may assume the obligations to provide Data Services to the Data Services Customers within any or all of the Service Areas upon expiration of this Agreement or upon termination as provided in Section 17.2.1 or 17.2.2. If Kite is eligible and elects to exercise this option at expiration of this Agreement, then at least 240 days prior to the Expiration Date, Sprint and Kite will enter into good faith negotiations regarding a transition of the customers to Kite, and, unless otherwise agreed, the Parties will agree on the appropriate terms and conditions at least 180 days prior to the Expiration Date with the ability to begin transition of customers no later than 120 days prior to the Expiration Date. If Kite is eligible and elects to exercise this option as provided under Section 17.2.1 or 17.2.2, then in such event Kite shall give notice of its election to exercise its option within five days of the termination date. If Kite so elects, the parties agree that: (a) this Agreement shall remain in effect for 120 days following the termination date or until the Expiration Date, whichever is earlier; (b) the parties shall enter into an agreement for the transfer of the Data Services Customers prior to the expiration of the 120 day period or the Expiration Date, whichever is earlier; and (c) Sprint will continue to provide network services to Kite as specified in Section 17.2.2.1 above. If Kite elects to assume the obligations as described in this Section 17.4.1:

17.4.1.1 Kite will pay Sprint a fee equal to r who began to receive Data Services prior to March 1, 2005;

who began to receive Data Services after March 1, 2005 but prior to February 28, 2006; and who began to receive Data Services after March 1, 2006;

17.4.1.2. Kite and Sprint will enter into good faith negotiations regarding the transition of the Data Services Customer to Kite's network; and

17.4.1.3. If Sprint has built a next generation network in the BRS space, Kite and Sprint may enter into good faith negotiations regarding a wholesale Services Agreement between Sprint and Kite.

17.4.1.4. The Parties agree that if Kite selects this option, the provisions of Section 11.2 of this Agreement will continue to apply after the expiration of this Agreement to any information retained by either party relating to the customers and the assets transferred to Kite.

17.4.2. If Kite does not elect to exercise the option, Kite will assist Sprint as provided in Section 17.3.

17.5. Effect of Termination.

17.5.1. Immediately following termination or expiration of this Agreement, Kite will return all Sprint Information and Sprint Customer Data to Sprint. Provided, however, if Kite exercises the Data Services Customer purchase option, Kite will be entitled to retain all Sprint Customer Data maintained or otherwise used by Kite in delivering the Services. Notwithstanding any other provision of this Agreement, if Kite exercises its purchase option, Sprint shall deliver any such Sprint Customer Data to Kite, and immediately cease to use any such Sprint Customer Data. Sprint may retain Sprint Customer Data for the duration of Sprint's applicable records retention policy period. The Sprint Customer Data is deemed to be Confidential Information and is subject to the provisions of Section 11.2, but in no event will the Sprint Customer Data be sold or otherwise provided by Sprint to any commercial entity for marketing purposes.

17.5.2. Upon termination or expiration of this Agreement, the Parties will discontinue making any statements or taking any actions that might cause third parties to infer that any business relationship continues to exist between the Parties under this Agreement, and where necessary or advisable, inform third parties that the Parties no longer have a business relationship under this Agreement.

17.5.3. Within 90 days after the termination or expiration of this Agreement, any final amounts due under this Agreement will be due and payable.

17.5.4. Termination or expiration of this Agreement is without prejudice to any other right or remedy of the Parties. Termination of this Agreement for any cause does not release either Party from any liability which, at the time of termination, has already accrued to the other Party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination.

17.5.5. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement will survive any termination or expiration of this Agreement and continue in full force and effect. Additionally, all provisions of this Agreement will survive the expiration or termination of this Agreement to the fullest extent necessary to give the Parties the full benefit of the bargain expressed in this Agreement.

18. GENERAL.

18.1. Assignment. This Agreement is binding on the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement without the prior consent of the other, except that Sprint may assign its rights and obligations under this Agreement without the approval of Kite (i) to an entity that acquires all or substantially all of the assets of Sprint, or (ii) to any Sprint Affiliate, or (iii) to any successor in a merger, acquisition, or other form of business combination or disposition involving Sprint; provided that in no event will such assignment relieve Sprint of its obligations under this Agreement unless expressly agreed to by Kite, which agreement will not be unreasonably withheld or delayed. Subject to the foregoing, any assignment by operation of law, order of any court, or pursuant to any plan of merger, consolidation or liquidation, will be deemed an assignment for which prior consent is required and any assignment made without any such consent will be voidable and of no effect at the election of the other Party.

18.2. Publicity; Brand Protection. No public disclosures, denials or confirmations by either Party relating to this Agreement, except for internal announcements or disclosures required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, will be made without the prior approval of the other Party. Nothing in this Agreement is intended to imply that Sprint will agree to any publicity whatsoever, and Sprint may, in its sole discretion, withhold its consent to any publicity.

18.3. Entire Agreement; Order of Precedence; Waivers.

18.3.1. This Agreement, the Exhibits and schedules will constitute the entire agreement of the Parties as to the Services and will supersede all prior or contemporaneous agreements, proposals, inquiries, commitments, discussions and correspondence, whether written or oral. Except as otherwise expressly provided in this Agreement, this Agreement, the Exhibits and schedules may not be amended or modified except in writing signed by a duly authorized representative of each Party.

18.3.2. In the case of any conflict between the Agreement and any Exhibits or schedules, the following order of precedence will apply: *first*, Agreement, and *second*, the Exhibits or schedules.

18.3.3. The waiver of a breach of any term or condition of this Agreement will not constitute the waiver of any other breach of the same or any other term. To be enforceable, a waiver must be in writing signed by a duly authorized representative of the waiving Party. Consents and approvals to be given by either Party under this Agreement will not be construed as relieving a Party of its obligations or as a waiver by such Party of its rights or as relieving the other Party of its obligations under this Agreement.

18.4. Covenant of Further Assurances. The Parties each covenant and agree that, subsequent to the execution and delivery of this Agreement and, without any additional consideration, each of them will execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

18.5.Notices. Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed given when sent by telecopy to the telecopy number specified below or delivered by hand to the address specified below. A copy of any such notice will also be sent by express air mail on the date such notice is transmitted by telecopy to the address specified below:

In the case of Sprint:

Sprint Communications Company L.P.
6360 Sprint Parkway
Overland Park, Kansas 66251
Attn: VP - Licensee Relations

with a copy to:

Sprint
6450 Sprint Parkway
Overland Park, KS 66251
Attn: VP-Law, Marketing & Sales

In the case of Kite:

Kite Broadband, LLC
112B East State Street
Ridgeland, MS 39157
Attn: Jerry M. Sullivan, Jr.
President & Chief Executive Officer

With a copy to:

Watkins Ludlam Winter & Stennis, P.A.
Attn: Gina Marie Jacobs
633 North State Street (39202)
P.O. Box 427
Jackson, MS 39205-0427

Either Party may change its address or telecopy number for notification purposes by giving the other Party 30 days' notice of the new address or telecopy number and the date upon which it will become effective.

18.6.Approvals. Except as otherwise expressly provided in this Agreement, where agreement, approval, acceptance, consent or similar action is required of either Party by any provision of this Agreement, such action will not be unreasonably withheld, conditioned or delayed and such action must be made in advance and in writing. An approval or consent given by a Party under this Agreement will not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor will it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.

18.7.Force Majeure.

18.7.1. Generally. If and to the extent that a Party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, or any other cause beyond the reasonable control of such Party (each, a "Force Majeure Event"), and such non-performance, hindrance or delay could not have been prevented by reasonable precautions, then the non-performing, hindered or delayed Party will be excused for such non-performance, hindrance or delay, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and such Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, workaround plans or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event will immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event.

18.7.2. No Payment for Unperformed Services. If either Party fails to perform its respective obligations in accordance with this Agreement due to the occurrence of a Force Majeure Event, the other Party is not responsible for the payment of any fees or charges for the performance of those obligations that the affected Party cannot provide. Notwithstanding the foregoing, Sprint shall nevertheless remit to Kite the revenues collected from the Data Service Customers as required under Exhibit 2, or as it shall be amended by the parties from time to time.

18.7.3. Ability to Terminate. If a Force Majeure Event in one or more markets continues to prevent, hinder or delay performance of the affected services required by either Party under this Agreement for ten (10) or more days, the Parties will use commercially reasonable efforts to resolve the matter; provided, however, that if the impact of the Force Majeure Event is such that the Parties cannot reach a commercially reasonable resolution in a timely manner, either Party may provide written notice to the other of a termination of Services for the market or markets adversely impacted by the Force Majeure Event. Upon any such termination pursuant to this Section, neither Party will be required to pay any termination fees or penalties. However, in the event that a Force Majeure Event leads to the permanent loss of one of the Service Areas specified in this Agreement, the Parties agree that this Agreement will be terminated with respect to the affected Service Area(s) and the Monthly Services Fees will be reduced by an amount equivalent to the incremental costs to Sprint associated with the provision of the Data Services in the lost Service Area. If a Force Majeure Event causes Kite to be unable to provide Services to all Data Services Customers, including, for example and not as a limitation, the loss of the Kite call center, then any termination of this Agreement by Sprint under this Section will be deemed a Sprint termination for cause to which the provisions of Section 17.2.2 will apply. If a Force Majeure event causes Sprint to be unable to provide network services to Data Services Customers in at least three (3) Service Areas, then any termination of this Agreement by Kite under this Section will be deemed a Kite termination for cause to which the provisions of Section 17.2.1 will apply.

18.7.4. Allocation of Resources. Whenever a Force Majeure Event or other disaster causes a Party to allocate resources between or among customers, subject to applicable law or governmental order, the Party must provide the other Party hereto priority equal to that priority accorded to the Party's similarly situated customer.

18.9. IN WITNESS WHEREOF, each of Sprint and Kite has caused this Agreement to be signed and delivered by its duly authorized representative as of the Effective Date.

SPRINT COMMUNICATIONS COMPANY L.P.	KITE BROADBAND, LLC
(signature)	(signature)
(print name) William R Blessing	(print name) Jerry M. Sullivan, Jr.
(title) SVP Corporate Strategy & Development	(title) President & Chief Executive Officer
(date) 20 May 05	(date) May 20, 2005
(signature)	
(print name)	
(title)	
(date)	

Schedule A

Definitions

Affected Kite Personnel has the meaning assigned in Section 4.1.3.

Affiliate means, with respect to an entity, another entity Controlling, Controlled by or under common Control with that entity. In addition, a Sprint Affiliate will include: (i) any entity that has entered into an agreement to construct, manage, and maintain a wireless service network in a defined geographical territory and is authorized to sell telecommunications services in that territory under the "Sprint" or "Sprint PCS" brand name(s) or any successor brand name(s); (ii) any entity to which a Sprint Affiliate, as defined above, is required by law, regulation or contract to provide services or products; or (iii) any direct or indirect wholly owned affiliate of Sprint Corporation that is subsequently divested.

Alternate Source Expenses has the meaning assigned in Section 18.7.2.

AUP means Sprint's acceptable use policy.

Capacity means the number of subscribers within a sector, a market, or overall.

Certified Diverse Supplier has the meaning assigned in Section 9.5.1.

Certified DVBE means a business certified as a Disabled Veteran Enterprise by the California State Office of Small and Minority Business, the Small Business Administration or a certifying body approved by Sprint as (a) a sole proprietorship at least 51% owned by one or more disabled veterans; or (b) a publicly-owned business in which at least 51% of the stock is owned by one or more disabled veterans; or (c) a subsidiary that is wholly owned by a parent corporation, but only if at least 51% of the voting stock of the parent corporation is owned by one or more disabled veterans; or (d) a joint venture in which at least 51% of the joint venture's management, control and earnings are held by one or more disabled veterans.

Charges means the fees and other charges that either Party is responsible to pay to the other Party pursuant to Exhibit 2 (Charges).

Churned Customers has the meaning assigned in Section 5.3.2.1(a).

Claim has the meaning assigned in Section 14.4.1.

Closing has the meaning assigned in Section 6.1.

Closing Date has the meaning assigned in Section 6.1.

Commencement Date means the Closing Date or such other date as mutually agreed by the Parties.

Complimentary and Guest Accounts means accounts having access to the Data Services which are not charged the monthly fee for the service.

Confidential Information means proprietary materials and other proprietary documents of a Party that would reasonably be expected to be deemed confidential.

Connectivity means communication circuits between remote locations, and all necessary circuits to operate the business other than Transport circuits.

Contract Manager means the executive appointed by Sprint in accordance with the provisions of Section 9.1.2.

Control and its derivatives means with regard to an entity the legal, beneficial or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights, or the equivalent right under contract to control management decisions with regard to relevant subjects.

Controlled means exercising the power to make policy decisions.

Damages means all losses, liabilities, damages and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

Data Services means the existing 1G fixed wireless high speed data services provided by Sprint on the BRS-EBS spectrum (known in the marketplace as "Sprint Broadband Direct" services) in the Service Areas prior the Effective Date. For purposes of clarification, Data Services does not include any successor or next-generation wireless services using the same or different spectrum.

Data Services Customers are Sprint's customers that subscribe to Data Services in Service Areas.

Database Management System (DBMS) means a set of software programs that controls the organization, storage and retrieval of data (fields, records and files) in a database. It also controls the security and integrity of the database.

Effective Date has the meaning assigned in the preamble.

Equipment means the computer and telecommunications equipment (a) owned or leased by Sprint or Kite and (b) used by Kite to provide the Services or for which Services are provided.

Expiration Date has the meaning assigned in Section 2.2.

Force Majeure Event has the meaning assigned in Section 18.7.1.

Governmental Authority means any federal, state, municipal, local, territorial, or other governmental department, regulatory authority, or judicial or administrative body, whether domestic, foreign, or international.

HR Provisions has the meaning assigned in Section 4.1.2.

Illicit Code has the meaning assigned in Section 12.8.

Indemnified Party has the meaning assigned in Section 14.4.1.

Indemnifying Party has the meaning assigned in Section 14.4.1.

Initial Payment has the meaning assigned in Section 6.1.2.

Intellectual Property Rights means: (i) any invention, whether or not patentable, all United States and foreign patents, patent applications, and certificates of invention, and all continuations, continuations in part, extensions, renewals, divisions, re-issues and re-examinations relating thereto; (ii) any moral rights and copyrights in any work of authorship recognized by foreign or domestic law, by statute or at common law or otherwise, including all copyright registrations issued by the United States Register of Copyrights and applications therefor, together with any renewal or extension thereof, or by similar authority in any other jurisdiction, and all rights deriving therefrom; (iii) any trademarks, service marks, domain names, trade names or trade dress, and all goodwill relating thereto; (iv) any trade secrets, know-how, and Confidential Information; and (v) other intellectual property rights protectible under any laws or international conventions throughout the world, and in each case including the right to apply for registrations, certificates, or renewals with respect thereto and the right to prosecute, enforce, obtain damages relating to, settle or release any past, present, or future infringement or misappropriation thereof.

JAMS has the meaning assigned in Section 16.1.1.

Law means any declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule, or other binding restriction of or by any Governmental Authority.

Network means the Sprint Broadband Direct wireless and wireline assets which provide the Data Services to the Data Services Customers.

NOC means the Sprint Network Operating Center.

Operating System means Software controlling the overall operation of a multipurpose computer system, including such tasks as memory allocation, input and output distribution, interrupt processing, and job scheduling.

Party means either Sprint or Kite.

Parties means Sprint and Kite.

Person means any individual or entity.

Project Manager means the executive appointed by Kite in accordance with the provisions of Section 9.1.1.

Project Staff means the personnel of Kite who provide the Services.

Reports has the meaning assigned in Section 9.3.1.

Required Consent has the meaning assigned in Section 7.3.1.

Required Registrations has the meaning assigned in Section 3.5.3.9.

Residual Knowledge has the meaning assigned in Section 8.6.

Root Cause Analysis means an analysis of an event or a failure, including a failure to achieve any Service Level, using the "fault-tree" method to trace the cause of such event or failure.

SCCLP has the meaning assigned in Section 3.9.3.

SCM means Sprint's Supply Chain Management Division.

Secondary Sites has the meaning assigned in Section 3.8.2.

Sector means the definable subset of each Service Area with a market-specific alphanumeric identification code.

Service Area means any Geographic Service Area ("GSA") defined by the Federal Communications Commission ("FCC") or the applicable FCC authorized specific area for which Sprint or its Affiliate holds the MMDS, MDS or ITFS licenses to provide 1G two-way fixed wireless Data Services in the EBS and BRS spectrum, which on the Effective Date includes areas in and around the following cities:

Phoenix, AZ
Tucson, AZ
Fresno, CA
San Francisco, CA
San Jose, CA
Colorado Springs, CO
Denver, CO
Melbourne, FL
Chicago, IL
Wichita, KS
Detroit, MI
Oklahoma City, OK
Houston, TX
Salt Lake City, UT

Services has the meaning assigned in Section 3.1.1.

Sites has the meaning assigned in Section 3.8.

Software means the source code and object code versions of any applications programs, operating system software, compute software languages, utilities, other computer programs and related documentation, in whatever form or media, including the tangible media upon which such applications programs, operating system software, computer software languages, utilities, other computer programs and related documentation are recorded or printed, together with all corrections, improvements, updates and releases thereof.

Sprint-Controlled Network Outage has the meaning assigned in Section 17.1.2.

Sprint Customer Data means any information regarding Sprint Data Services Customers that is collected as a result of Sprint's and Kite's provision of services to that Data Services Customer, including but not limited to: (1) name; (2) service address; (3) telephone number; (4) services that the customer receives from Sprint; and (5) information contained on end user customer bills.

Sprint Information means all information, in any form, furnished or made available directly or indirectly to Kite by Sprint or otherwise obtained by Kite from Sprint, including any Sprint Customer Data. Sprint Information includes Sprint Confidential Information.

Sprint Entities means any Sprint Affiliates and any other entities in which Sprint has a significant equity or business interest designated by Sprint.

Sprint-Owned has the meaning assigned in Section 7.1.1.

Sprint Marks has the meaning assigned in Section 3.9.1.

Sprint Site means any facility owned or operated or managed by Sprint or its Affiliate.

Sprint Works means Works, trade secrets and trademarks owned by Sprint.

Kite Facilities has the meaning assigned in Section 5.1.1.

Targeted Subscriber Count has the meaning assigned in Section 6.2.

Term has the meaning assigned in Section 2.2.

Territory means the United States.

Transition Plan has the meaning assigned in Section 3.4.1.

Transition Services has the meaning assigned in Section 3.4.1.

Transport means the data link access from the headend to the Internet.

U.S. Export Laws has the meaning assigned in Section 3.5.6.

Works means inventions, data files, scripts, documentation, studies, analyses, summaries, notes, reports, proposals, designs, specifications, prototypes, modules, products, hardware, inventions, worksheets, working papers, findings, models, and all other documents, deliverables and information related to the foregoing.

EXHIBIT 1

STATEMENT OF WORK

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint Communications Company L.P. and Kite Broadband, LLC. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

EXHIBIT 1

STATEMENT OF WORK

Sprint is engaged, among other things, in providing to customers the Data Service and, pursuant to the terms and conditions of the Agreement, Kite will manage operation of the Data Services in the Service Areas. Kite will also market and sell the Data Services on behalf of Sprint.

Specifically, Kite will be responsible for:

1. **Management of Customer Accounts; Assets**. Kite will manage, on behalf of Sprint as set forth in this Exhibit 1 and the Agreement, delivery of the Data Services to Sprint Data Services Customers in the Service Areas.

2. **Managing of Customer Accounts; Kite Responsibilities.** Kite will assume all local market customer service responsibilities or other operational functions on the Commencement Date, including:

2.1. Billing Service Process and Collection of Cash Flows. Kite will be responsible for all billing and collections functions associated with the Data Services including monthly billing of Data Services Customers, processing credit card payments, developing invoice files, tracking and aging accounts receivable, and managing the treatment process for past due accounts.

2.2. Customer Care.

2.2.1. Kite will serve as the customer interface for all Data Services Customer related issues with the exception of Sprint's authorized use policy (AUP). AUP management will only be performed by Sprint. Within this policy, and in order to maintain the health of the network, and to manage the overall Data Services Customer experience, Sprint may, after consultation with Kite, terminate the provision of Data Services to any Data Services Customer that does not operate within the AUP. Sprint will notify Kite of all violators and be advised of action that is being considered and Kite and Sprint shall formulate plan of action for each customer's termination.

2.2.2. Kite will continue to provide customer support and service in a manner that is consistent with customer support and service that Sprint provided during the twelve (12) months prior to the closing. Kite will comply with Sprint's procedures regarding notification to the NOC of suspected network problems. In addition, Sprint will, consistent with its practice as of the Effective Date, notify Kite of the status of any significant network events which may adversely affect service, including dispatchable outages and scheduled maintenance. Kite will provide to Sprint the monthly CC_BRS report.

2.3. Customer Field Support. Kite will be responsible for responding to and resolving customer premise based Data Service issues for new and existing customers.

2.4. Customer Premise Installation and Maintenance.

2.4.1. Subscriber Installation and Repair ("I&R"). Kite is responsible for all I&R; however, where it may be more practical or economical, Sprint may, at its sole discretion and on a Service Area by Service Area basis, provide limited I&R support during normal business hours. For the first ninety (90) days after the closing, any such services provided by Sprint will be at the rate of plus any travel expenses and materials costs. Beginning on the 91st day after closing, these services may be provided by Sprint at a rate of plus any travel expenses and materials costs.

2.4.2. Installer Representation and Liability: Kite will perform all new installations in accordance with Sprint's installation standards, a copy which are attached to this Exhibit 1 as Attachment 1 and such standards will not be modified

unless required by applicable law or mutually agreed to by Kite and Sprint. Kite further agrees that all installation and repair work will be performed in accordance with applicable federal and state laws and regulations. If Kite damages a customer's premises during installation, Kite is responsible for the costs of all repairs and for returning the customer's premises to the condition it was in prior to the damage.

2.5. <u>Sales and Marketing</u>. Kite will act as Sprint's agent for the purposes of marketing and selling Data Services to new customers in the Service Areas. Kite will market and sell Data Services in a quality manner as approved in advance by Sprint. As provided in section 3.9.1 of the Agreement, any advertising or other marketing collateral that utilizes the Sprint Marks or promotes the Data Services must be approved in advance by Sprint.

2.6. <u>Accounting and Finance.</u> Kite will provide its own accounting and finance support for the services it is providing.

2.7. <u>Business Systems Support.</u> Kite will be responsible for operations and maintenance of business systems and applications required to support the Data Services Customers. Any modifications to systems or applications that interface with Sprint systems, applications or personnel must be coordinated with Sprint to avoid any interruption of service.

2.8. <u>Reporting Responsibilities.</u>

2.8.1. On or before the fifth (5th) business day of each month during the term beginning on the commencement date, Kite will report to Sprint: (a) the prior month's total number of Data Services Customers; such report will specify the following items in a form reasonably acceptable to Sprint: (1) the number of paying Data Services Customers; (2) the number of complimentary and guest accounts; and (3) all data points regarding each Data Services Customer, including but not limited to name, service address, billing address, telephone number, ip address, uuid, host name, products, and account creation date; (b) Data Services Customer gross revenue by Service Area specifying: (1) monthly recurring charges invoiced to Data Services Customer and paid by Data Services Customer, (2) equipment charges, and (3) charges and fees for service calls; and (c) any billing adjustments/bad debt provisions made. Kite will be responsible for any penalties incurred by Sprint resulting from the late provision of this report.

2.8.2. On a quarterly basis within 10 business days after the end of each calendar quarter during the term, Kite and Sprint will reconcile Data Services Customer accounts between the Cybermanager and customer provisioning systems.

2.8.3. On or before the fifth (5th) business day of each month during the term, Kite will provide Sprint with a rolling twelve month subscriber forecast for Sprint to estimate capacity needs.

2.8.4. Sprint will provide monthly reports on network availability. The format and frequency of the reports will be as mutually agreed.

2.9. <u>Earthlink Brand Usage Restrictions.</u> Kite will comply with any Earthlink brand usage restrictions as set forth in the applicable Internet services agreement between Sprint and Earthlink as the same are provided to Kite.

2.10. <u>Complimentary and Guest Accounts</u>. Kite will maintain Sprint's ability to offer a reasonable number of Complimentary and Guest Accounts to certain persons and institutions designated by Sprint. Prior to Closing, Sprint will provide Kite with a list of current Complimentary and Guest Accounts as of the Effective Date. Sprint will provide notice to Kite of any additions or deletions to the Complimentary and Guest Accounts list. Sprint will be responsible for installation and repair of Complimentary and Guest Accounts. The Complimentary and Guest Accounts shall not count against the capacity limits set forth in section 5.3.

2.11 <u>Taxes.</u> In performing Services, Kite will apply and bill to Data Services Customers the applicable federal, state or local sales, use, excise, gross receipts or other taxes or additional charges imposed on such Customers or imposed on Sprint and collected from such Customers with respect to Sprint's services billed hereunder by Kite.

Kite shall be responsible for accurately applying and billing all applicable taxes or additional charges due and payable by the Data Services Customers on the services provided by Sprint for the period of time coincidental with this Agreement between Sprint and Kite, or any agreed extension thereof. Sprint may review Kite's procedures applicable to the billing of Sprint's services. Kite will be responsible for implementing any changes in the laws that affect the taxability of Sprint's services, including but not limited to changes in the rates of any and all taxes or other charges in all applicable jurisdictions. Kite shall be responsible for any assessments of tax, interest and penalties that result from inaccuracies or errors in applying such taxes.

Sprint may request in writing that Kite apply modified tax procedures to the billing of Sprint's services if either of the following applies:

a.) The modifications reflect changes in the tax laws applicable to Sprint's services to be billed under this Agreement; or
b.) The modifications are pursuant to an investigation of what Sprint believes are errors in Kite's procedures and the modifications correct the alleged error.

Kite agrees to use reasonable efforts to implement such modified procedures on a timely basis.

Both Parties acknowledge that Kite is merely acting as an independent contractor of Sprint with respect to the calculation and billing of taxes or additional charges under this Agreement. Both Sprint and Kite further acknowledge that Kite does not retain or receive from Sprint any fee related to the collection of taxes or other charges, including but not limited to any statutory fee or share of taxes or other charges to which the person collecting such taxes or other charges is entitled under applicable law.

All communications with taxing authorities regarding taxes or other charges applicable to Sprint shall be the sole responsibility of Sprint. All communications with taxing authorities regarding taxes or other charges applicable to Kite shall be the sole responsibility of Kite.

Kite, in its performance of Services, will apply the exemption status it has determined for Data Services Customers and will maintain the exemption information that it receives from such Data Services Customers. Kite's exemption information will be used as a basis for exempting Data Services Customers from taxes or other charges on Sprint's services billed hereunder by Kite. Sprint may review information relating to a

Data Services Customer's exemption status, and may request that Kite reverse the exempt status for purposes of Sprint's services. Upon such request, Kite agrees to use reasonable efforts to implement such change in exempt status on a timely basis.

Sprint will be solely responsible for filing all returns for taxes and other charges imposed on or with respect to Sprint's services billed under this Agreement, as well as for paying or remitting all such taxes or other charges to the applicable jurisdictions. Kite shall furnish to Sprint on a timely basis all information that is necessary for Sprint to file such returns. Such information shall include, but not be limited to, customer name, customer number, invoice number, invoice amount, taxable amount, non-taxable amount, non-taxable indicator, and any other information reasonably requested by Sprint. Sprint will notify Kite if such information is not received on a timely basis. Kite shall be responsible to pay all interest, penalties, additions to tax or other charges, and other costs, including but not limited to reasonable attorney's fees, associated with its failure to provide such information to Sprint on a timely basis.

Sprint shall, at its option, have the right to seek administrative relief, a ruling, judicial review (original or appellate level) or other appropriate review (in a manner deemed appropriate by Sprint) as to the applicability of any tax, other charge, penalty, interest, addition to tax or other charge, or other costs, or to protest any assessment and direct any legal challenge to such assessment.

Kite shall promptly notify Sprint of any proposed claim, or of any proposed assessment of any additional tax or other charge, interest, penalty, addition to tax or other charge due by Kite related to Sprint revenue in sufficient time to enable Sprint the opportunity to seek administrative relief, a ruling, judicial review (original or appellate level) or other appropriate review as to the applicability of such claim or assessment. Sprint shall assume the sole defense of such claim or assessment. Kite shall be responsible for providing documents that are reasonably requested by Sprint to support the defense of such claim or assessment.

Kite shall, upon request by Sprint, cooperate or participate with Sprint in any proceeding, protest or legal challenge. Kite may at its option and expense participate in any such challenge and/or be represented by separate counsel. Kite shall pay the full amount of any judgment, award or settlement, as well as all associated costs, including but not limited to reasonable attorney's fees, that result from the negligence or misconduct of Kite in its collection of taxes or other charges.

Attachment 1

[Sprint Standards]

[To be provided by Sprint.]

EXHIBIT 2

CHARGES

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint Communications Company L.P. and Kite Broadband, LLC. Any capitalized term used herein and not otherwise defined herein have the meaning ascribed to such term in the Agreement.

EXHIBIT 2

CHARGES

A. Monthly Services Fees

1. Sprint will remit to Kite an amount equivalent to the revenues collected from Data Services Customers on a weekly basis. Sprint will pay these amounts within ten business days from the end of the applicable business week.

2. The sum of (i) (the "Monthly Base Fee") plus (ii)) for each then-current Data Services Customer (the "ISP Fee") plus (iii) any taxes remitted by Sprint to the applicable jurisdictions as provided in Section 9.7.1 of the Agreement are, collectively, the "Monthly Services Fees." At the end of each calendar month, Sprint will generate an invoice for the Monthly Service Fees, any required reimbursement from Kite to Sprint for Data Services Customer adjustments, and any other charges provided for in this Agreement, for the just-completed calendar month. Kite will pay Sprint within 15 days after receipt of the invoice.

3. The Parties also agree to reconcile the amounts paid to Kite that reflect revenues collected before the Closing Date. Kite will reimburse those revenues to Sprint along with the Monthly Service Fees for the first month following the Closing Date.

4. During the Term, the ISP Fee will be increased by an amount equal to the increase(s) in the fees charged to Sprint, or any other ancillary charges payable by Sprint, relating to the Data Services. Sprint will provide Kite with reasonable prior written notice of any increase in the ISP Fee so long as the applicable Internet service provider has provided advance notice of the increase to Sprint.

EXHIBIT 4

TRANSITION PLAN

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint/United Management Company and Kite Broadband, LLC. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

[TO BE PROVIDED IN ACCORDANCE WITH SECTION 3.4.1 OF THE AGREEMENT.]

EXHIBIT 5

SPRINT CODE OF CONDUCT

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint Communications Company L.P. and Kite Broadband, LLC. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

TO OUR VALUED CONSULTANTS, CONTRACTORS AND SUPPLIERS:

Just as Sprint has Principles of Business Conduct for its employees, it also requires its consultants, contractors and suppliers to adhere to ethical business standards when dealing with Sprint, its employees and its customers.

This Section includes Sprint's Mission, Goals and Values and the Principles of Business Conduct that apply to consultants, contractors and suppliers. This information is key to Sprint's relationships and overall success.

Business relationships work best in an atmosphere of mutual trust and respect. This is why Sprint has established a comprehensive set of guidelines to govern our business conduct.

Please review this information carefully, become familiar with its content and draw guidance from it. If a situation arises that, in your opinion, violates these principles, please report it by contacting Sprint's Ethics Helpline and identify yourself as a consultant, contractor or supplier (you do not have to disclose your name). This reporting mechanism does not mean that Sprint will become involved in the relationship between you and your employees, but it does mean that Sprint expects you to take appropriate action to eliminate or rectify any violation.

BUILDING MUTUAL TRUST

Consultants, contractors and suppliers are an integral part of our success. We expect you to comply with the letter and spirit of our *Principles of Business Conduct.* At Sprint, we strive to be fiercely competitive in all our markets. We also strive to be ethical in all our business dealings, and we expect our consultants, contractors and suppliers to help us achieve both of these goals.

Sprint is committed to integrity and high ethical standards – principles that help ensure a satisfying working relationship and provide a key competitive advantage.

SPRINT MISSION

Sprint's mission, to "become the best telecommunications company in the world," means that Sprint must set the standards by which all companies in the industry are measured. We will lead the industry by setting and exceeding the highest standards for excellence in business ethics as well as for technology and customer service.

SPRINT VALUES

CUSTOMER FIRST

We anticipate, understand, meet and exceed our customers' needs and expectations to achieve exceptional customer satisfaction.

INTEGRITY IN ALL WE DO

Our actions and decisions reflect the highest ethical, legal and professional standards.

EXCELLENCE THROUGH QUALITY

We will individually and collectively use Sprint Quality in our daily activities to achieve excellence as a company.

RESPECT FOR EACH OTHER

We care about our company, our work, our customers and each other. This caring is a unique source of our company's energy, strength and excellence.

GROWTH THROUGH CHANGE

We will grow as a company, as individuals and as professionals by creating, anticipating and responding to change.

COMMUNITY COMMITMENT

We willingly serve the charitable and civic needs of our communities.

PRODUCTIVE WORK ENVIRONMENT

We provide a safe and accessible work environment.

REPRESENTATIVE WORKFORCE

We recruit and develop individuals who reflect the diversity of our communities.

SHAREHOLDER VALUE

We will increase shareholder value, build the financial strength of the company and, as a result, prosper as individuals.

ETHICS HELPLINE

The following information does not address every situation. However, you should exercise good judgment in your business dealings and consult with a Sprint manager or the Sprint Ethics Helpline (1-800-788-7844) if the "right thing to do" does not seem clear. If outside the United States, reverse charges to 913/624-6225. Please direct any other inquiries to your contact at Supply Chain Management.

ACCURATE ACCOUNTS & RECORD KEEPING

Sprint relies on accurate information and reliable records to make responsible business decisions. The company requires honest and accurate recording, reporting and retention of information. This includes business records relating to such things as quality, safety and personnel, as well as financial records. Kite will be required to retain all such records for a period of time as designated by Sprint.

All financial books, records and accounts must accurately reflect transactions and events, and conform to generally accepted accounting principles and, as applicable, to Sprint's system of internal controls.

Here are additional guidelines to keep in mind:

- Do not make false or misleading entries or omissions in any system, book or record for any reason in connection with your business with Sprint.
- Keep systems, books, records and accounts in reasonable detail so that they accurately reflect transactions and events.
- Complete expense reports and time reporting accurately and completely.
- Do not create or maintain secrets or unrecorded funds, assets or accounts for any purpose.
- Never intentionally make a payment or approve an invoice, expense report or other document that is incorrect, misleading or inaccurate.
- Always use care in reviewing documents before approving them.

CONFLICTS OF INTEREST

Consultants, contractors and suppliers are naturally involved in business relationships with companies in addition to Sprint. These relationships must not compromise your work responsibilities or your ability to make sound, impartial and objective business decisions in connection with your work for Sprint. Such "conflicts of interest" can cause work to suffer, run contrary to the best interests of Sprint and lead to poor quality of service. A hallmark of our professionalism is the ability to act in the best interests of Sprint, its customers, and other business partners, and to avoid improper influence, or even the appearance of improper influence, of non-business considerations.

DIVERSITY

Sprint's vision to be a world class company, the standard by which others are measured, includes a commitment to developing a world class supplier base that is reflective of the communities we serve.

Sprint is committed to providing procurement opportunities to women, minority, service disabled veterans and small businesses. In turn, Sprint expects its consultants, contractors and suppliers to be inclusive in their daily business decisions when selecting subcontractors.

DRUG-FREE WORKPLACE

Sprint requires a drug-free workplace. Using, possessing, distributing or being under the influence of alcohol, or an illegal or illicit drug, while on duty, on Sprint premises or in Sprint vehicles is prohibited.

ENVIRONMENT

Sprint has always been committed to minimizing any adverse impact on the environment, but your awareness and cooperation is essential in carrying out that commitment.

You can help in several ways:

- Recycle materials whenever it is practical to do so.
- Immediately let Sprint know if you are aware of any improperly handled hazardous materials.
- Advise a Sprint manager or the Sprint Ethics Helpline if you are aware of other significant environmental issues that may be in violation of applicable environmental laws.

GIFTS AND IMPROPER PAYMENTS

Consultants, contractors, and suppliers are urged to respect Sprint's gift policy, which provides:

- Sprint employees may accept small gifts valued under $100, such as promotional items (T-shirts, mugs, baseball caps), given in the regular course of business. However, employees should not accept small gifts on a continual or multiple basis.
- If for business reasons a Sprint employee accepts a gift worth more than $100, it must be disclosed to his or her supervisor, and utilized for a Sprint business purpose.
- Gifts of money or cash equivalents are unacceptable.
- When giving gifts, employees should ensure that they are reasonable complements to our business relationship and are not and do not appear to be attempts to obligate or influence the recipient.
- In the case of the government, the offer of a gift may violate the law. Further, gifts to foreign government officials may violate the Foreign Corrupt Practices Act (see Foreign Corrupt Practices Act below).

For additional guidance, check with a Sprint manager or the Sprint Ethics Helpline.

Offering or accepting bribes, kickbacks, payoffs or other unusual or improper payments to obtain or keep business is unethical, illegal and strictly forbidden.

HARASSMENT, NON-DISCRIMINATION & EQUAL OPPORTUNITY

HARASSMENT

Sprint is committed to maintaining an environment in which each of us is free from harassment. Such behavior demeans others and threatens our ability to create a workplace in which employees, consultants, contractors and suppliers can be productive and feel comfortable. Certain types of harassment, such as sexual harassment or harassment on the basis of race, color, national origin, disability, or age, can also violate the law, may result in substantial financial liability and risk Sprint's hard-earned reputation. Harassment of any type will not be tolerated. Therefore, we expect everyone to treat all employees, consultants, contractors, suppliers, and customers appropriately. If you believe that you are not being treated with equal respect, we want to know about it, and you should contact the Sprint Ethics Helpline.

NON-DISCRIMINATION & EQUAL OPPORTUNITY

At Sprint, we realize that a successful business is built by valuing and maximizing our abilities, not our differences. Sprint is committed to establishing and maintaining workplace environments and business relationships that are free from discrimination, where each party or individual has equal opportunity to develop their abilities and demonstrate potential. Sprint's policy, as well as federal, state and local laws, prohibit unlawful discrimination. Therefore, we expect every individual to interact in a non-discriminatory manner. If you feel that you are being treated in a discriminatory manner by anyone at Sprint, report it to a Sprint manager or the Sprint Ethics Helpline.

INTERNATIONAL BUSINESS

EXPORT CONTROL

Several U.S. laws restrict trade with certain countries. Other laws restrict export of certain technologies, especially in the areas of encryption and advanced computing devices. Sprint operations worldwide must comply with U.S. export restrictions. Consultants, contractors and suppliers who are uncertain of the legal trade status of any country or technology for export must contact the Law Department.

FOREIGN CORRUPT PRACTICES ACT

The Foreign Corrupt Practices Act prohibits Sprint and its consultants, contractors and suppliers from directly or indirectly offering, promising to pay or authorizing payment (of money or anything of value) to foreign government officials, parties or candidates for the purpose of influencing the acts or decisions of foreign officials. Certain minor payments to foreign government officials, made to expedite or secure the performance of "routine governmental actions," may not violate U.S. law. Consult with the Law Department before making or authorizing any payment of this type.

ANTI-BOYCOTT

Consultants, contractors, and suppliers may not by law cooperate in any way with an unsanctioned foreign boycott of countries. The largest international boycott today is related to the blacklist of companies doing business with Israel by certain Arab countries. Any request for information or action that seems to be related to this boycott, or any other illegal boycott, should be immediately forwarded to the Law Department.

PROTECTING SPRINT ASSETS & COMPETITIVE INFORMATION

Information about Sprint, its competitors, customers and suppliers is a valuable asset in the highly competitive communications market. Sprint requires that consultants, contractors, and suppliers protect confidential information. The confidentiality obligations of all consultants, contractors, and suppliers are governed by the applicable agreement containing confidentiality provisions.

REPUTATION

Sprint's reputation for outstanding customer service, quality and fair dealing brings Sprint capable and diverse employees, loyal customers, respectful regulators and other stakeholders that are vested in our success, including consultants, contractors and suppliers. What we have worked hard to build can easily be lost by one inappropriate action. Each of our individual business dealings is an opportunity to reinforce our good name. By carefully guarding our good reputation, you can help secure Sprint's future success.

NOTE

The Sprint Principles of Business Conduct for Consultants, Contractors and Suppliers provide a broad range of information and guidance about Sprint's standards of integrity and business conduct. They do not address every situation or set forth every rule or policy. They are not a substitute for the responsibility and accountability to exercise good judgment and obtain guidance when required. They are in addition to and do not alter or reduce any obligations that may be set forth in a formal written agreement between Sprint and any consultant, contractor or supplier.

The Sprint Principles of Business Conduct for Consultants, Contractors and Suppliers are not a contract or an offer to contract between you or Sprint. These Principles of Business conduct do not give you rights of any kind and we may change them without notice, at anytime.

ETHICS HELPLINE

Sprint has the following toll-free telephone number staffed to answer any questions or concerns you may have regarding *The Sprint Principles of Business Conduct for Consultants, Contractors and Suppliers.*

ETHICS HELPLINE: 1-800-788-7844

Reverse charges to 913/624-6225 if outside the United States.

EXHIBIT 6

SITES

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint Communications Company L.P. and Kite Broadband, LLC. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

EXHIBIT 6

SITES

The Services will be provided from the following Sites:

1. Kite Corporate Headquarters
   112 E. State Street Suite B.
   Ridgeland, MS 39157

   Functions:
   Provides location for administrative functions for accounting, finance, payroll, HR as well as business operations. This facility is also the location for executive management, legal and marketing/sales.

2. Kite Call Center Operations
   3160 E Transcon Way
   Tucson, AZ 85706-5018

   Functions:
   Provides customer care, inbound sales, technical support and customer retention functions. Other functions may be assigned to this operation as needed.

3. Kite Networks Data Center
   Renaissance Place
   385-B Highland Colony Parkway
   Ridgeland, MS 39157

   Functions:
   Provides secure location for network equipment to be maintained and managed in accordance to all requirements.

EXHIBIT 7

SPRINT MARKS

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint Communications Company L.P. and Kite Broadband, LLC. Any capitalized term used herein and not otherwise defined herein have the meaning ascribed to such term in the Agreement.

Exhibit 7

Sprint Logo and Name Use Requirements

1. THE SPRINT LOGO

The Sprint logo is the core of our visual identity and must be reproduced using original art. Approved artwork is available to Sprint associates at **http://brand**. Artwork is also available for vendors at **www.sprint.com/brand**

The Sprint logo should never be altered in any way or used as part of a business unit name, product name or service name. The logo should never appear as part of a sentence.

2. VERTICAL ALIGNMENT

Vertical alignment with the Sprint logo is the key design feature of any Sprint communication. For all print applications, align the dominant text and /or graphic elements with the left edge of the "S" in the Sprint logotype.

3. LOGO SIZING

The minimum size for the Sprint logo is one inch measured horizontally. However, certain standard print applications have minimum sizes larger than one inch. Please refer to the complete Sprint Brand Identity Standards at **http://brand** for the correct sizes for these applications.

4. MINIMUM SIZE

1"

5. PREFERRED COLOR VERSION

6. ALTERNATE COLOR VERSION ON A SPRINT GRAY BACKGROUND

7. ONE COLOR VERSIONS

8. REVERSE VERSION ON A SPRINT RED BACKGROUND

9. STAGING AREA

The staging area is a clear, uncluttered space that surrounds the Sprint logo. The minimum staging area is equal to the full height of the Sprint diamond. An "X" in the accompanying example indicates the diamond height.

X		X
X	Sprint	X
X		X

Trademark Use
The Sprint name and logo are registered trademarks. The ® symbol must be used on all printed materials except stationery, business cards and signs. If you have questions related to trademarks, contact the Sprint Law Department, Trademark group.

How to Use the Sprint Name
Typically, all Sprint products and services carry the Sprint name. This strategy helps convey a single brand across all communications, which reinforces our leadership role in the industry, and enables every product to benefit from all advertising and marketing initiatives.

The Sprint logo should never be used as part of a product or service name. The Sprint product or service name should never be altered by any graphic element, including lines or changes in color.

In Printed Materials
The appropriate trademark designation must be used at the first mention of the product name in text and at the most prominent use of the product or service name in a printed document.

Sprint in Copy
Just as our logo should not be altered, our name should also remain unchanged.

• Never use the Sprint name as a verb, as in "Sprint ahead!"
• Never use the Sprint name as an unrelated noun, as in "the final Sprint."
• Avoid using Sprint in the possessive, as in "Sprint's Brand Spirit."

For additional information related to the use of Sprint trademarks and the Sprint trade name, call Sprint Corporate Brand Management. PDFs and printed materials are available with extensive information regarding the Sprint Brand Identity Standards.

Exhibit 8

HUMAN RESOURCE PROVISIONS

This Exhibit is attached to and made a part of that certain Master Agreement for Services between Sprint Communications Company L.P. and Kite Broadband, LLC (the "Agreement"). Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.